                                                                  Exhibit 99.B5

                      AMERICAN NATIONAL INSURANCE COMPANY

                         A STOCK LIFE INSURANCE COMPANY


    Insured    John Doe                       $1,000,000  Specified Amount

Policy Number  UVSPC111                       MARCH  1, 1998  Date of Issue


                          Home Office: One Moody Plaza

                             Galveston, Texas 77550


AMERICAN NATIONAL INSURANCE COMPANY will pay the Death Benefit to the Beneficiary subject to the provisions of the Policy. The Death Benefit is payable upon receipt at Our Home Office in Galveston, Texas, of Satisfactory Proof of the Insured's Death. The Policy is issued in consideration of the Application and payment of the premiums shown on the Policy Data Page. This Policy is a legal contract between the Owner and American National Insurance Company.

READ YOUR POLICY CAREFULLY.

Signed for the Company at Galveston, Texas, on the Date of Issue.



               SECRETARY                      PRESIDENT


RIGHT TO CANCEL POLICY. You may cancel the Policy by returning it to Us or our Agent within ten days after You receive the Policy. We will refund the premiums paid adjusted by investment gains during the fifteen day period after such premiums have been allocated to the American National Money Market Portfolio and by investment gains and losses thereafter.


THE ACCUMULATION VALUE IN THE AMERICAN NATIONAL VARIABLE LIFE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT AND MAY INCREASE OR DECREASE DAILY. THE ACCUMULATION VALUE IS NOT GUARANTEED.


THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT, OR BOTH MAY VARY UNDER THE PROVISIONS OF THE POLICY.


                        VARIABLE LIFE INSURANCE POLICY.
          INVESTMENT EXPERIENCE REFLECTED IN SOME VALUES AND BENEFITS.
                         NONPARTICIPATING. NO DIVIDENDS

                           GUIDE TO POLICY PROVISIONS



                               PAGE

POLICY DATA PAGE

DEFINITION OF POLICY TERMS       3

NONPARTICIPATING POLICY          4

DEATH BENEFIT                    4

POLICY CHANGE OPTIONS            5

PREMIUMS                         5

POLICY ACCOUNTS                  6

ACCUMULATION VALUE               7

SURRENDER OPTION                10

OWNERSHIP                       12

BENEFICIARY INFORMATION         12

GENERAL PROVISIONS              13

SETTLEMENT OPTIONS              13



A copy of the Application follows the Policy Data Page.

                                POLICY DATA PAGE

OWNER          THE INSURED


BENEFICIARY      AS STATED IN COPY OF APPLICATION ATTACHED UNLESS SUBSEQUENTLY
                 CHANGED IN COMPLIANCE WITH POLICY PROVISION

AGE AT ISSUE     35

NAME OF INSURED  JOHN DOE               $1,000,000  specified amount

POLICY NUMBER    UVSPC111               MARCH 1, 1998  date of issue


      FORM                        BENEFIT
     NUMBER                     DESCRIPTION

FPVL                      Variable LIfe INSURANCE



INSURED SEX            MALE
INITIAL PREMIUM        $10,000.00

ANNUAL CHARGE          $35.00
MONTHLY DEDUCTION
  A COST OF INSURANCE CHARGE
  TAX EXPENSE CHARGE OF 0.40% ANNUALLY OF THE ACCUMULATION VALUE
ASSET CHARGE OF 1.25% ANNUALLY OF ACCUMULATION VALUE IN FIXED AND GENERAL
 ACCOUNTS
PREMIUM CHARGE
  AFTER FIRST POLICY YEAR, PREMIUM CHARGE OF 4.00% IS DEDUCTED FROM PREMIUMS
   RECEIVED
DAILY ASSET CHARGE
   A DAILY ASSET CHARGE OF 1.25% ANNUALLY OF THE AVERAGE DAILY NET ASSET VALUE OF EACH SUBACCOUNT
PREMIUM ALLOCATION:
     SUBACCOUNTS
AN GROWTH                      25%
VIP II INDEX 500               25%
VIP III GROWTH AND INCOME      25%
T. ROWE PRICE MID-CAP GROWTH   25%

IT IS POSSIBLE THAT COVERAGE WILL EXPIRE IF THE SURRENDER VALUE IS NOT SUFFICIENT TO CONTINUE COVERAGE

THE MAXIMUM COST OF INSURANCE RATE IS BASED ON THE 1980 CSO MALE MORTALITY
TABLE.

THE SURRENDER PREMIUM IS $10,000.

INSURED   JOHN DOE                         MALE  AGE   35

BENEFITS AVAILABLE TO THE ATTAINED AGE FOR WHICH COST OF INSURANCE RATES ARE
 SHOWN.

MONTHLY GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000

ATTAINED                ATTAINED
AGE           FPVL      AGE       FPVL
35          0.18105     69       3.21711
36          0.19358     70       3.52705
37          0.20778     71       3.88204
38          0.22366     72       4.29064
39          0.24205     73       4.75546
40          0.26295     74       5.26768
41          0.28553     75       5.81837
42          0.30979     76       6.40015
43          0.33657     77       7.00642
44          0.36503     78       7.64322
45          0.39518     79       8.33077
46          0.42785     80       9.09381
47          0.46222     81       9.95631
48          0.49912     82      10.94073
49          0.54023     83      12.04578
50          0.58556     84      13.25074
51          0.63848     85      14.53291
52          0.69732     86      15.87433
53          0.76462     87      17.26936
54          0.83872     88      18.71940
55          0.91880     89      20.23570
56          1.00402     90      21.84586
57          1.09441     91      23.59569
58          1.19083     92      25.57485
59          1.29585     93      28.00726
60          1.41289     94      31.40129
61          1.54541     95      36.79827
62          1.69520     96      46.58899
63          1.86320     97      67.04387
64          2.04954     98      83.33333
65          2.25092     99      83.33333
66          2.46660
67          2.69582
68          2.94303

                          TABLE OF SURRENDER CHARGES

NUMBER OF YEARS SINCE SURRENDER PREMIUM WAS PAID    SURRENDER CHARGE PERCENTAGE
                    1                                   9.0%
                    2                                   8.5%
                    3                                   8.0%
                    4                                   7.0%
                    5                                   6.0%
                    6                                   5.0%
                    7                                   4.0%
                    8                                   3.0%
                    9                                   2.0%
               10 or more                               0.0%

                           DEFINITION OF POLICY TERMS

ACCUMULATION UNIT - a standard of measurement used with respect to each subaccount to calculate the Accumulation Value. The Accumulation Unit Value fluctuates with the value of the shares of the corresponding portfolio owned by each subaccount less any applicable deductions.

ACCUMULATION UNIT VALUE - the value of an Accumulation Unit.

ACCUMULATION VALUE - the total amount that the Policy provides for investment at any time. The value of the Policy as defined in the Accumulation Value Provision.

APPLICANT - the person whose signature is shown as such in the Application.

APPLICATION - the Application for the Policy and any Application for an increase in the Specified Amount.

ATTAINED AGE - the age at issue as shown on the Policy Data Page plus the number of complete Policy Years that the Policy has been in force.

BENEFICIARY - the Beneficiary is designated in the Application. If changed, the Beneficiary is as shown in the latest change filed and recorded with Us. The Beneficiary is named to receive the Death Benefit in the event of the Insured's death.

COST OF INSURANCE - that portion of the Monthly Deduction required to pay for the Policy's insurance coverage.

DAILY ASSET CHARGE - a charge equal to an annual rate of 1.25% of the average daily net asset value of each Subaccount of the Separate Account.

DATE OF ISSUE - the Date of Issue set forth in the Policy that is used to determine Policy anniversary dates, Policy Years and Monthly Deduction Dates.

DEATH BENEFIT - the amount of insurance coverage provided under the Policy.

HOME OFFICE - means American National Insurance Company, One Moody Plaza, Galveston, Texas.

INSURED - the person named as such on the Policy Data Page and upon whose life the Policy is issued.

LAPSE - this Policy will Lapse when the Surrender Value is not sufficient to provide for a Monthly Deduction. Coverage will terminate in accordance with the Grace Period provision of this Policy.

MONTHLY DEDUCTION - the sum of the cost of insurance charge and the tax charge specified on the policy data page.

MONTHLY DEDUCTION DATE - the same date in each succeeding month as the Date of Issue except that whenever the Monthly Deduction falls on a date other than a Valuation Date, the Monthly Deduction Date will be deemed the next Valuation Date. This is the date the Monthly Deduction is taken from the Accumulation Value.

NET PREMIUM - the Premium less the applicable premium charge, if any. No premium charge is deducted from premiums paid during the first Policy Year.

OWNER - the Owner of the Policy, as designated in the Application or as subsequently changed. If a Policy has been absolutely assigned, the assignee is the Owner. A collateral assignee is not the Owner.

PAYEE - the person to whom any of the proceeds of the Policy are payable.

POLICY - this life insurance contract.

POLICY DATA PAGE - the pages of the Policy so entitled.

POLICY DEBT - the sum  of all unpaid Policy loans and accrued interest thereon.

POLICY YEAR - the period from one Policy anniversary date until the next Policy anniversary date.

PREMIUM CHARGE - after the first Policy Year, premiums paid will be reduced by a 4% charge prior to allocation among the subaccounts or the fixed account.

PREMIUM PAYER - the person responsible for the payment of premiums for the Policy.

SATISFACTORY PROOF OF INSURED'S DEATH - means all of the following must be submitted: (1) a certified copy of the death certificate; (2) a claimant statement; (3) the Policy; and (4) any other information We may reasonably require to establish the validity of the claim.

SPECIFIED AMOUNT - the amount insurance selected, as shown on the Policy Data Page.

SURRENDER PREMIUM - The amount shown on the Policy Data Page, as changed by subsequent endorsements, which is used to calculate surrender charges.

SURRENDER VALUE - the Accumulation Value less any Policy Debt and surrender charges.

VALUATION DATE - a Valuation Date is each day on which the New York Stock Exchange ("NYSE") and We are open for trading.

VALUATION PERIOD - the period commencing at the close of regular trading on the NYSE on one Valuation Date and ending at the close of regular trading on the NYSE on the next succeeding Valuation Date.

YOU, YOUR - the owner of the Policy.

WE, US, OUR - means American National Insurance Company.

WRITTEN REQUEST - means a request in writing in a form satisfactory to Us and filed at Our Home Office.

                            NONPARTICIPATING POLICY

  The Policy is nonparticipating and does not share in Our profits or surplus.

                                 DEATH BENEFIT

DEATH BENEFIT - As long as the Policy remains in force, We will, upon Satisfactory Proof of the Insured's Death, pay the Death Benefit Proceeds at the time of the Insured's death. Subject to the rights of any assignee, Death Benefit Proceeds will be paid to the surviving Beneficiary or Beneficiaries specified in the application and as subsequently changed. If no Beneficiary is chosen, the proceeds will be paid to the Insured's estate.

The amount of the Death Benefit payable will be determined at the end of the Valuation Period during which the Insured's death occurred. The Death Benefit equals the greater of:

(1)  the initial Specified Amount plus any increases and less any decreases; or
(2) the Policy's Accumulation Value on the date of death multiplied by the corridor percentage for the Insured's attained age from the table shown on the next page.

MONTHLY DEDUCTION DUE AT DEATH - If the Insured should die during the grace period, We will deduct an amount to cover Monthly Deductions to the end of the month of death.

POLICY DEBT ADJUSTMENT - We will deduct any Policy Debt from any Death Benefit.

MISSTATEMENT OF AGE OR SEX - If the Insured's age or sex has been stated incorrectly, the Death Benefit will be that which could have been purchased by the most recent Cost of Insurance charge at the correct age and sex.

SUICIDE - If the Insured should die by suicide, while sane or insane, within 2 years from the Date of Issue, the Death Benefit will be limited to the premiums paid less any partial surrenders and Policy Debt. If the Insured should die by suicide, while sane or insane, within 2 years from the effective date of any increase in Specified Amount, the Death

Benefit for the increase will be limited to the Cost of Insurance associated with the increase. The provisions of this paragraph shall apply to a reinstatement for 2 years from the effective date of such reinstatement to the extent that We shall be liable only for the return of Cost of Insurance and expenses, if any, paid on or after the reinstatement.

PAYMENT OF THE DEATH BENEFIT - The Death Benefit may be paid in one sum or under the settlement options of the Policy.

                         TABLE OF CORRIDOR PERCENTAGES

INSURED'S AGE                      INSURED'S AGE                      INSURED'S AGE
 BEGINNING OF       CORRIDOR       BEGINNING OF        CORRIDOR       BEGINNING OF        CORRIDOR
 POLICY YEAR           %            POLICY YEAR           %            POLICY YEAR           %
     0-40                   250                53              164                67              118
     41                     243                54              157                68              117
     42                     236                55              150                69              116
     43                     229                56              146                70              115
     44                     222                57              142                71              113
     45                     215                58              138                72              111
     46                     209                59              134                73              109
     47                     203                60              130                74              107
     48                     197                61              128             75-90              105
     49                     191                62              126                91              104
     50                     185                63              124                92              103
     51                     178                64              122                93              102
     52                     171                65              120                94              101
                                               66              119             95 and thereafter  100


                             POLICY CHANGE OPTIONS

At any time that this Policy is in effect, You may make Written Request for any of the following changes in the Policy. The Policy must accompany the change request. The requested change will require Our consent.

INCREASE IN SPECIFIED AMOUNT - You must submit a new Application to increase the Specified Amount. We also require evidence satisfactory to Us that the Insured is insurable under Our current rules and practices. We may limit the number and size of increases in a Policy Year. The increase will become effective on the Monthly Deduction Date that coincides with or next follows the date We approve the increase. A policy endorsement will show the effective date for the increase. You may cancel this increase by following the Right to Cancel provision as stated on the front of the Policy.

An increase in the Specified Amount may result in certain increased charges, including the cost of insurance rate, and surrender charge, and may have federal tax consequences.

DECREASE IN SPECIFIED AMOUNT - A partial surrender will decrease the Specified
Amount of the Policy.   See partial surrender provision on page 10.

                                    PREMIUMS

PREMIUM PAYMENTS - The initial premium shown on the Policy Data Page is due on the Date of Issue, and must be paid in order to put the Policy in force. You may choose the amount and frequency of any additional premium payments, subject to the limits described below. All premiums are payable in advance. Subsequent payments must be made at Our Home Office. If You stop paying premiums, the Policy will continue in force subject to the provisions of the Grace Period.
If the total premiums paid on this Policy should exceed the limitations of the Internal Revenue Code, We will return the excess premiums to You within the time permitted by law. Premium payments which result in an increase in the net amount at risk under the Policy will require evidence of insurability. No additional premium may be made after the Insured's age 90, except as may be required during a grace period.

ADDITIONAL PREMIUMS - You may make additional premium payments at any time while the Policy is in force, but We have the right to limit the amount of any additional premium payment. Except with respect to additional payments required in a grace period, any additional payment must be at least $5,000.

ALLOCATION OF PREMIUMS - Premium payments will be allocated between the subaccounts and fixed account as shown on the Policy Data Page. You may change the allocation for premium payments by sending Us a Written Request to do so. We will initially allocate any premium received on the Date of Issue to the money market subaccount for fifteen days during the period allowed to examine the Policy. Upon expiration of this period, if the Policy is not canceled, the Accumulation Value in the money market subaccount will be automatically transferred to the other subaccounts in accordance with Your premium allocation percentages for the subaccounts or the fixed account as the case may be. No allocation will be permitted which would result in less than 1% of the Net Premium being allocated to any one subaccount or the fixed account. The minimum initial deposit in any subaccount or the fixed account is $500.

GRACE PERIOD - A grace period is granted for the payment of a premium sufficient to cover the Monthly Deduction when the Surrender Value is insufficient. The grace period begins on the date the Surrender Value is insufficient to cover the Monthly Deduction. We will mail notice of the grace period and of the required premium payment to You and to any assignee on record at Our Home Office. The grace period will end 61 days after the notice is mailed. Failure to pay the required premium within the grace period will cause the Policy to terminate. If the Insured dies during the grace period, any overdue Monthly Deductions and Policy Debt will be deducted from the Death Benefit proceeds.

TERMINATION OF COVERAGE - The Policy coverage will terminate on the first to occur of:

(1) the Insured's death;
(2) expiration of the grace period; or
(3) Written Request for surrender and submission of the Policy for the Surrender Value.

REINSTATEMENT - A policy may be reinstated any time within five years at the end of the grace period. A Policy can not be reinstated if it was surrendered. At the time of the reinstatement request, all these conditions must be met:

(1) You must provide Us any facts We need to satisfy Us that the Insured is then insurable for the Policy;
(2) Any Policy Debt must be restored or paid back with compound interest;
(3) You must pay a premium sufficient to keep the policy in force for three months after the date of reinstatement;
(4) You must pay all of the Monthly Deductions that were not collected during the grace period; and
(5) You must pay the amount necessary to pay the Premium Charge.

The interest rate for reinstatement of Policy Debt will be 6% per year. If the Policy Debt with interest would exceed the Surrender Value of the reinstated Policy, the excess must be paid before reinstatement.

The original Date of Issue, and the Dates of Issue of increases in Specified Amount (if applicable), will be used for purposes of calculating the surrender charges for the reinstated Policy. If any Policy Debt is reinstated, the amount thereof will be held in our General Account. Accumulation Value calculations will then proceed as described under the Accumulation Value provision. The Policy Date of reinstatement will be the first Monthly Deduction Date on or next following the date of approval by Us.

                                POLICY ACCOUNTS

AMERICAN NATIONAL FIXED ACCOUNT - You may elect to allocate or transfer all or a part of the amount credited under the Policy to a fixed account. Such amounts allocated or transferred become part of Our General Account, which consists of all assets owned by Us other than those in the various separate accounts of
American National.   Subject to applicable law, We have sole discretion over the investment of the assets of the fixed account and You do not share in the investment experience of those assets. Instead, We guarantee that the part of the Accumulation Value in the fixed account will accrue interest daily at an annual interest rate that We will declare periodically. The declared rate will not be less than 3% per year, compounded daily.

AMERICAN NATIONAL VARIABLE LIFE SEPARATE ACCOUNT - The variable benefits under this Policy are provided through investments in the American National Variable Life Separate Account. We established the American National Variable Life Separate Account as a separate investment account to support variable universal life insurance contracts. We own the assets of the American National Variable Life Separate Account. Assets equal to the reserves and other liabilities of the American National Variable Life Separate Account will not be charged with liabilities that arise from any other business We conduct. We may transfer to Our General Account any assets which exceed the reserves and other liabilities of the American National Variable Life Separate Account. American National Variable Life Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is also subject to the laws of the State of Texas.

SUBACCOUNTS - The American National Variable Life Separate Account has multiple subaccounts. Each subaccount will invest exclusively in shares of the corresponding portfolios of the available funds. Each subaccount represents a separate investment portfolio of a fund. Only the elected subaccounts of the American National Variable Life Separate Account are shown on the Policy Data Page.
You will share only in the income, gains and losses of the particular subaccounts to which premium payments have been allocated. We will value the assets of each subaccount of the American National Variable Life Separate Account at the end of each valuation period. A valuation period is the period commencing at the close of regular trading on the New York Stock Exchange on one valuation date and ending at the close of regular trading on the New York Stock Exchange on the next succeeding valuation date. A valuation date is each day on which the New York Stock Exchange and American National are open for trading.

TRANSFERS - At any time that this Policy is in effect, You may transfer all or a portion of the amounts from one subaccount to another subaccount, or to the fixed account. The minimum amount that may be transferred is $250. You may make 12 transfers each Policy Year without charge. The maximum charge for each additional transfer during the Policy Year is $10.

Transfers from the fixed account to the subaccounts are permitted only once each Policy Year and only during the thirty day period beginning on the policy anniversary. This transfer is without charge. The maximum amount which may be transferred out of the fixed account each year is the greater of: (a) 25% of the amount in the fixed account, or (b) $1,000. Such transfer requests received prior to the policy anniversary will be effected on the policy anniversary. Transfer requests received within the thirty day period beginning on the policy anniversary will be effected as of the end of the valuation period in which a proper transfer request is received by Us.

ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENT - We have the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares that are held by the American National Variable Life Separate Account or that the American National Variable Life Separate Account may purchase. We reserve the right to eliminate the shares of any of the series of the funds and to substitute shares of another series of a fund or of another open-end management investment company if the shares of the series are no longer available for investment or if, in Our judgment, further investment in the series should become inappropriate in view of the purposes of the American National Variable Life Separate Account.

We will not substitute any shares attributable to Your interest in a subaccount of the American National Variable Life Separate Account without notice to You and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. We have the right to establish additional subaccounts of the American National Variable Life Separate Account, each of which would invest only in a new and corresponding series of the funds or in shares of another open-end management investment company.

We also have the right to eliminate existing subaccounts of the American National Variable Life Separate Account. In the event of any substitution or change, We may, by appropriate endorsement, make such changes in the Policy as may be necessary or appropriate.

We also have the right, where permitted by law:

(1) to operate the American National Variable Life Separate Account as a management company under the Investment Company Act of 1940;
(2) to de-register the American National Variable Life Separate Account under the Act if registration is no longer required; and
(3) to combine the American National Variable Life Separate Account with other separate accounts.

                               ACCUMULATION VALUE

ACCUMULATION VALUE - The Accumulation Value is the sum of the values attributable to the Policy in the subaccounts of the American National Variable Life Separate Account, which will reflect the investment performance of the chosen subaccounts, plus the Accumulation Value held in the fixed account which includes interest paid. The entire investment risk of the American National Variable Life Separate Account is borne by You. We do not guarantee minimum Accumulation Value.

DETERMINATION OF ACCUMULATION VALUE - Accumulation Value is determined on each Valuation Date. On the Date of Issue, Accumulation Value will equal the Net Premium, reduced by the Monthly Deduction. Thereafter, on each Valuation Date, the Accumulation Value of a Policy will equal:

(1) The sum of the values attributable to the Policy in each of the subaccounts on that Valuation Date, determined for each subaccount by multiplying the subaccount's Accumulation Unit Value by the number of Accumulation Units allocated to the Policy; plus
(2)  The value attributable to the Policy in the Fixed Account; plus
(3) Any Accumulation Value impaired by Policy Debt held in the Our general account; plus
(4)  Any Net Premiums received on that Valuation Date; less
(5)  Any partial surrender, and its charge, made on that Valuation Date; less
(6)  Any Monthly Deduction to be made on that Valuation Date; less
(7)  Any federal or state income taxes charged against the Accumulation Value.

In computing the Accumulation Value, the number of Accumulation Units allocated to the Policy is determined after any transfers among the subaccounts or the fixed account and after deduction of transfer charges but before any other Policy transactions, such as receipt of Net Premiums and partial surrenders, on the Valuation Date.

CREDITING OF ACCUMULATION UNITS - All Net Premiums allocated to and Accumulation Value transferred to a subaccount will purchase Accumulation Units in the subaccount. The number of Accumulation Units purchased is determined by dividing the dollar amount of the Net Premium allocated to the subaccount by the subaccount's Accumulation Unit Value next computed following allocation of the Net Premium.

DETERMINING THE ACCUMULATION UNIT VALUES - The Accumulation Unit Value of each subaccount reflects the investment performance of that subaccount. The Accumulation Unit Value of each subaccount shall be calculated by:

(1) Multiplying the per share net asset value of the subaccount on the Valuation Date times the number of shares held by the subaccount, after the purchase or redemption of any shares on that date; less
(2)  The Daily Asset Charge as shown on the Policy Data Page;  and
(3) Dividing the result by the total number of Accumulation Units held in the subaccount on the Valuation Date, before the purchase of redemption of any units on that date.
The Accumulation Unit Value for each subaccount shall be calculated at the end of each Valuation Period.

MONTHLY DEDUCTION - On each Monthly Deduction Date, the Monthly Deduction will be deducted from the Accumulation Value of the Policy to compensate Us for the insurance provided and for tax related expenses. Each of these charges is described in more detail below. The Monthly Deduction will be allocated among the subaccounts and the fixed account, in the same proportion as the Accumulation Value in each subaccount and the fixed account, bears to the total Accumulation Value on that date. Because portions of the Monthly Deduction, such as the cost of insurance, can vary from month to month, the Monthly Deduction itself may vary in amount from month to month.

COST OF INSURANCE - The monthly Cost of Insurance is equal to the net amount of risk multiplied by the Cost of Insurance rate. The net amount of risk equals the Death Benefit less the Accumulation Value at the beginning of the month after deduction of the policy charges, shown on the Policy Data Page. The Cost of Insurance is based on the Insured's sex, Attained Age, and risk class. Any change in the Cost of Insurance rates will be made on a uniform basis for Insureds of the same age, sex, and risk class. The monthly guaranteed maximum rates for the initial Specified Amount of this Policy are shown on the Policy Data Page. Guaranteed maximum rates are based on the 1980 CSO Smoker or Nonsmoker Mortality Table based on sex.

TAX EXPENSE CHARGE - The tax expense charge is included in the Monthly Deduction during the first ten Policy Years. The annual rate of the tax expense charge is listed on the Policy Data Page. This annual rate is a percentage of the Accumulation Value attributable to premium paid in the first Policy Year. This amount is calculated as the first year premium percentage. The first year premium percentage is recalculated every time premium is paid. During the first Policy Year and prior to receiving any premium after the first Policy Year, the first year premium percentage is one. When premium is paid after the first Policy Year, the first year premium percentage is calculated as (a) multiplied by the result of one minus the quotient of (b) divided by (c), where (a) is the first year premium percentage immediately before receipt of the premium, (b) is the amount of the additional premium paid, and (c) is the Policy's Accumulation Value immediately after receipt of the additional premium.

CONTINUATION OF INSURANCE - Insurance coverage under this Policy will be continued until the Surrender Value will not cover the Monthly Deduction as provided in the grace period provision.

SURRENDER VALUE - The Surrender Value is the Accumulation Value on the date of surrender less any surrender charge and any Policy Debt.

SURRENDER CHARGE - If the Policy lapses or is surrendered, partially surrendered, or a systematic withdrawal is requested, We may access a surrender charge based upon the amount of premium withdrawn and the Surrender Premium shown on the Policy Data Page. Surrender Premiums are calculated separately for the original Specified Amount and for each increase in Specified Amount.

Withdrawals of Accumulation Value are made in the following order. First, Accumulation Value in excess of total Surrender Premiums paid, the Policy earnings, is withdrawn. Once withdrawals exceed the earnings, then withdrawals are made from Surrender Premiums, on a first paid, first withdrawn basis. Finally, when withdrawals exceed both earnings and Surrender Premiums, then withdrawals are made from premiums paid in excess of the total Surrender Premium, on a first paid, first withdrawn basis.

At any time, an amount of the Accumulation Value equal to the greater of:
(1)  Accumulation Value less total premiums, or
(2) Accumulation Value multiplied by 10% may be withdrawn without a surrender charge. The percentage is reset to 10% at the beginning of each Policy Year. Each time a withdrawal is made, the 10% is reduced by the percentage withdrawn which is the amount of the withdrawal divided by the Accumulation Value immediately prior to the withdrawal.

Surrenders of amounts in excess of 10% include a return of premium that may be subject to a surrender charge. For any Surrender Premium returned, a surrender charge is imposed based upon the number of years since the Surrender Premium was paid. The Policy's Surrender Premium will be reduced to reflect any Surrender Premium returned. The surrender charge is a percentage of the Surrender Premium withdrawn. There are no surrender charges for withdrawals of premiums in excess of the total Surrender Premium. The surrender charge percentages are shown on the Policy Data Page.

                                SURRENDER OPTION

FULL SURRENDER - If the Policy is being fully surrendered, the actual Policy must be returned to Us along with a Written Request. The Policy will cease to be
in force when We receive it with Your Written Request for full surrender.   The
amount available for surrender is the Surrender Value at the end of the valuation period during which the surrender request is received at Our Home Office.

We will pay the Surrender Value to You within seven days in most cases after We receive Your Written Request. We reserve the right to defer the payment of any Surrender Value for up to six months which does not depend on the investment performance of the separate account.

PARTIAL SURRENDER - You may make Written Request for partial surrender of any amount less than the Surrender Value. The minimum amount of any partial surrender is $100. A request for a partial surrender should specify the allocation of that surrender from the fixed account and each subaccount, as applicable. In the absence specifications of allocation, We will allocate partial surrenders to the fixed account and subaccounts in proportion to the value in fixed account and in each subaccount on the date the partial surrender is made. Partial surrenders can be taken as systematic withdrawals as described below.

Upon a partial surrender, the Specified Amount generally will be reduced in the same proportion as the Accumulation Value. If, however, the decrease in Specified Amount would cause the Policy to violate the maximum premium limitations required by federal tax law, the decrease will be limited to the extent necessary to meet these requirements. Where increases in the Specified Amount occurred previously, a partial surrender will reduce the original Specified Amount first and then each increase in order, beginning with the least recent increase. Thus, partial surrenders may affect the cost of insurance charge and have Federal Tax consequences.

We will pay the partial surrender amount to You within seven days, in most cases, after We receive Your Written Request. We reserve the right to defer the payment of any Surrender Value for up to six months which do not depend on the investment performance of the separate account.

SYSTEMATIC WITHDRAWALS - You can instruct Us to make automatic payments of a predetermined dollar amount of Accumulation Value monthly, quarterly, semi-annually or annually from specified subaccounts and the fixed account. The minimum systematic withdrawal payment is $100. The minimum systematic withdrawal from each subaccount and the fixed account is $50. The maximum amount which may be withdrawn each month from the fixed account is the 10 greater of:

(1)  ten percent of the amount in the fixed account, or
(2)  $1,000.

Systematic withdrawals may be started on the Date of Issue or at some date in the future. We must receive a Written Request specifying the dollar amount and the mode of payment. You may specify systematic withdrawals be made from any subaccount and fixed account. In the absence of specifications, systematic withdrawals will be taken from each 10 subaccount and from the fixed account in the proportion that the Accumulation Value in each bears to the total Accumulation Value of the Policy. Surrender charges will apply in accordance with partial surrenders.

WAIVER OF SURRENDER CHARGES - We will waive the surrender charge upon partial surrenders, systematic withdrawals and full surrenders in the event the Insured becomes confined to a hospital, hospice facility or convalescent care facility, disabled, diagnosed with a terminal illness or involuntarily unemployed. Those waivers and any restrictions associated with such waivers are set forth below.

Nursing Home Waiver - The surrender charge will not be imposed as a result of any withdrawal made pursuant to the Insured's confinement, upon the written proof from a licensed physician, to the following facilities for 60 or more consecutive days:

(1) a hospital licensed or recognized as a general hospital by the state in which it is located and is engaged in providing or operating diagnostic and major surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is make and provides 24-hour nursing service by or under the supervision of a graduate registered nurse(R.N.);

(2) convalescent care facility licensed by the state as a convalescent nursing facility, a skilled nursing facility, a convalescent hospital, a convalescent unit of a hospital, an intermediate care facility, or a custodial care facility and provides continuous nursing service by or under the supervision of a physician or a R. N. and maintains a daily record of each patient which is available for review by Us and administers a planned program of observation and treatment by a physician which is in accordance with existing standards of medical practice for the injury or sickness causing the confinement; and

(3) hospice facility which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a physician and is licensed, certified or registered in accordance with state law. Proof of confinement must be provided. This waiver only applies to surrenders and withdrawals requested no later than 90 days after the last day of confinement to such facility. The nursing home waiver is not available if the Insured is confined to a hospital, nursing home or hospice facility on the Date of Issue and if the application is signed by power of attorney. The Insured must be age 80 or younger on the Date of Issue and must have entered the hospital, convalescent care facility or hospice facility after 90 days from the Date of Issue.

Disability Waiver - The surrender charge will not be imposed upon any withdrawal while the Insured is physically disabled. We require proof of such disability, including written confirmation of receipt and approval of any claim for Social Security Disability Benefits. Proof of continued disability may be required through the date of any partial surrender or systematic withdrawal. We reserve the right to have the Insured claiming such disability examined by a licensed physician. The disability waiver is not available if the Insured is receiving Social Security Disability Benefits on the Date of Issue or is age 65 or older. We will not accept any additional premium once the disability waiver has been elected.

Involuntary Unemployment Waiver - We will waive the surrender charge for any partial surrender or systematic withdrawal in the event the Insured becomes involuntarily unemployed. The involuntary unemployment waiver is available upon submission of a letter from a state Department of Labor indicating the Insured was employed at least 60 days prior to the election of such waiver. The involuntary unemployment waiver may be exercised only once and is not available if the Insured is receiving unemployment benefits on the Date of Issue.

Terminal Illness Waiver - We will waive the surrender charge for any surrender or systematic withdrawal where the Insured is diagnosed with a terminal illness. We will require proof of such illness including written confirmation from licensed physician. We reserve the right to have an Insured diagnosed with such illness examined by a licensed physician. The terminal illness waiver is not available if the Insured is diagnosed with a terminal illness prior to or on the Date of Issue. We will not accept any additional premium once the terminal illness waiver has been elected.

POLICY LOAN - You may request a policy loan after the first Policy Year, while Your Policy is in force. The maximum amount You may borrow is 90% of the Surrender Value at the end of the valuation period during which the Written Request is received. Preferred loans are available after the seventh policy year. Determination of whether a loan is preferred occurs at the time the loan is made. Subject to the maximum policy loan amount, the amount available as a preferred loan is equal to the Accumulation Value less Policy Debt and less premiums paid. The minimum amount You may borrow is $100. The Policy is the sole security for the loan. Loan interest is due on each Policy anniversary date or when the loan is paid back if that occurs first. We will pay the loan amount to You within seven days in most cases after

We receive Your request for the loan in Our Home Office. We reserve the right to defer the payment of any loan for up to six months which do not depend on the investment performance of the separate account.

Unless You request otherwise, We will allocate loans to the fixed account and subaccounts in proportion to the value in the fixed account and in each subaccount on the date the loan is made. Value in each subaccount equal to the portion allocated to the subaccount will be transferred into the fixed account. The value equal to the Policy Debt in the fixed account will earn interest at an annual rate of 3.0% credited on the Policy anniversary, 5% on preferred loans. When a loan repayment is made, value in the fixed account equal to the loan repayment will be allocated to the fixed account and subaccounts using the same percentages used to allocate premiums. Each repayment may not be less than $10.

Interest on policy loans is charged at an annual rate of 5%. Interest not paid when due is added to the Policy Debt and will bear interest at the same rate.

Whenever the Policy Debt exceeds the Surrender Value, the grace period provision will apply.

DEFERMENT OF PAYMENTS AND EMERGENCY PROCEDURE - We may suspend or delay all procedures which require valuation of a subaccount if the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the subaccounts. Any provision of this Policy which specifies a valuation date will be superseded by this emergency procedure.

                                   OWNERSHIP

OWNER - While this Policy is in force You may exercise the rights of ownership. If You are a minor, first the Applicant, then the Beneficiary, if living and legally competent, may exercise all rights of owners. If You die while the Insured is living, ownership will pass to the contingent owner, if named. If there is no contingent owner, ownership passes to Your estate. All rights of the Owner, the contingent owner, the Applicant and the Beneficiary are subject to the rights of:

(1) any assignee of record; and
(2) any irrevocable Beneficiary.

                            BENEFICIARY INFORMATION

BENEFICIARY INTEREST - Beneficiaries will be designated as first, second, third, and so on. A Beneficiary or class of Beneficiaries will receive the death benefit in that order. All relationships are in reference to the Insured. Unless changed by endorsement or written request:

(1) two or more class members will share the Death Benefit equally;
(2) surviving class members will share equally the Death Benefit to which a deceased or disqualified class members would have been entitled; or
(3) if no Beneficiary survives the Insured, or qualifies, the Death Benefit will be paid to the Insured's estate.

A Beneficiary will not share in the Death Benefit if:

(1) the Beneficiary dies within 6 days after the Insured's death; and
(2) We have not received proof of the Insured's death.

If the Beneficiary is not a natural person, the Beneficiary must still exist at the time of the Insured death. All Beneficiaries' interests are subject to any assignment on record at Our Home Office.

CHANGE OF BENEFICIARY - You may change a Beneficiary by a Written Request.

The change will not take effect until it is recorded at Our Home Office. However, once such a change is recorded, the change will take effect as of the date the request was signed, whether or not the Insured is living on the date the change is recorded, subject to any payment made or other action taken by Us before such recording. The change is subject to:

(1) the rights of an assignee of record; and
(2) the rights of an irrevocable Beneficiary.

                               GENERAL PROVISIONS

CONTRACT AND REPRESENTATIONS - The Policy, any endorsements, any riders, any Applications, if attached at the Date of Issue, or the effective date of any increase, form the entire contract. All statements in any Application, in the absence of fraud, will be deemed representations and not warranties. No statement will be used to void the Policy or in defense of a claim under it unless:

(1) it is contained in a written Application; and
(2) copy of the Application is attached to the Policy at the Date of Issue or at the time that an increase occurs.

EFFECTIVE DATE - The Policy takes effect on the Date of Issue shown on the Policy Data Page upon:

(1) payment of the first premium, as shown on the Policy Data Page; and
(2) Policy delivery during the Insured's  lifetime and good health.

Any Increase in Specified Amount, addition of a rider, or reinstatement of coverage will take effect on the Monthly Deduction Date which coincides with or next follows the date We approve an Application for such change or for reinstatement of this Policy. Policy Years, anniversaries, and months are measured from the Date of Issue.

INCONTESTABILITY - This Policy will be incontestable after it has been in force during the Insured's lifetime for 2 years from the Date of Issue except for nonpayment of premium and except as to any provision or condition relating to disability benefits, additional benefits for accidental death or fraud. Any Increase in coverage, addition of a rider after the Policy Date of Issue, or any reinstatement shall be incontestable, after it has been in force during the Insured lifetime for 2 years after the Policy Date of such Increase in coverage, addition of a rider, or reinstatement, except as to any provision relating to disability benefits, additional benefits for accidental death, or fraud. The basis of contest by Us shall be the answers stated in the relevant Applications for such policy event.

MODIFICATIONS - We reserve the right to modify the provisions of this Policy to comply with applicable law. Any modification of this Policy must be in writing and signed by the president or a vice president of Our Company. We do not authorize Our agents to modify, waive, or extend any of the conditions of this Policy.

ANNUAL REPORT - We will send You and any assignee of record a report at least once a year. This report will show current information about the Policy.

ASSIGNMENT - No assignment will bind Us until recorded at this Home Office. We are not obliged to see that an assignment is valid or sufficient. Any claim by an assignee is subject to proof of the validity and extent of the assignee's interest in the Policy.

                               SETTLEMENT OPTIONS

AVAILABILITY OF SETTLEMENT OPTIONS - All or a part of the Death Benefit proceeds
may be applied to any of the following options.   We will first discharge in a
single sum any liability under an assignment of the Policy and any applicable premium related-taxes, fees, or assessments imposed by any Federal, State, Municipal or other government authority. The remaining amount is the net sum payable. Other options can be used if agreed to by Us. If You have not elected an option before the Insured's death, the Beneficiary may choose one.

Any election or change must be by Written Request. Our consent is required for any of the following:
(1) any payment to joint or successive Payees;
(2) any payment to a corporation, association, partnership, trustee, or estate;
    or
(3) any change in an option previously elected.

We do not have to apply to an option a net sum payable of less than $2,000.00 for any Payee.

SETTLEMENT OPTIONS - The Table of Settlement Options, referred to in this provision, is located on the next page of the Policy. The options are:

OPTION 1. Installments for a Fixed Period. Equal installments will be paid for a fixed number of years. The amount of the installments will be based on Table A. Installments will include interest at the effective rate of 2.5% per year. At Our option, additional interest may be paid.

OPTION 2. Installments for a Fixed Period and Life Thereafter. Equal monthly installments will be paid for as long as the Payee lives with installments certain for a fixed period. The fixed period is 10 years under Table B, 20 years under Table C, or as long as the Payee lives under Table D.

OPTION 3. Installments of a Fixed Amount. Equal annual, semi-annual, quarterly, or monthly installments will be paid. The sum of the installments paid in 1 year must be at least $40.00 for each $1,000.00 of net sum payable. Installments will be paid until the total of the following amounts is exhausted: (1) the net sum payable; plus (2) interest at the effective rate of 2.5% per year; plus (3) any additional interest that We may elect to pay. The final installment shall be the balance of the net sum payable plus interest, and may be more or less than the other installments.

OPTION 4. Interest Payment. We will hold the net sum payable at interest. Interest will be paid at the effective rate of 2.5% per year. Additional interest may be paid at Our option. On interest due dates, an amount of at least $100.00 may be withdrawn from the amount held. If the amount held falls below $2,000.00, We will pay the entire amount held to the Payee.

GENERAL PROVISIONS FOR SETTLEMENT OPTIONS - The first installment under Option 1, 2, or 3 is paid as of the date the net sum payable is available. The first installment may be postponed for up to 10 years, but only with Our consent. If it is postponed, the net sum payable will accumulate with compound interest at the effective rate of 2.5% per year. To avoid paying installments of less than $20.00 each, We may:

(1) change the installments to a quarterly, semi-annual, or annual basis;
(2) reduce the number of installments or
(3) do both.

If You elect an option, You can withhold the Beneficiary right to assign, encumber, or commute any unpaid amount.

Except to the extent permitted by law, unpaid amounts are not subject to any claims of a beneficiary's creditors. In no case may installments under Option 2 be commuted. At Our option, installments under the other options may be commuted. When commutation is allowed, the effective interest is equal to the interest rate used in computing the settlement option, plus 1%.

The Payee under any option might die after payments under the option have started. If so, under option 1 or 2, We will pay the commuted value of any unpaid fixed-period installments to the Payee's estate. Under option 3 or 4, We will pay any balance held by Us to the Payee's estate. With Our consent, the option elected may provide for payment in another manner.

BASIS OF CALCULATIONS - The payment amounts illustrated in the Settlement Options Tables are based on the Individual Annuity Mortality Table (1983 Table "a"), from 1983 to 1993 with Projection Scale "G", and 2.5% interest. The attained age at settlement will be adjusted downward by one year for each full five year period that has elapsed since January 1, 1993.



                            SETTLEMENT OPTION TABLES
OPTION 1  -  TABLE A
MONTHLY PAYMENTS FOR EACH $ 1,000.00 OF THE NET SUM PAYABLE

Multiply the monthly payment by 2.993 to obtain the quarterly payment, by 5.963 to obtain the semi-annual payment, and by 11.840 to obtain the annual payment.

Years     Amount    Years     Amount    Years    Amount    Years   Amount    Years     Amount
-----------------------------------------------------------------------------------------------
1           84.46         7     12.95        13     7.49       19     5.49       25        4.46
2           42.66         8     11.47        14     7.03       20     5.27       26        4.34
3           28.79         9     10.32        15     6.64       21     5.08       27        4.22
4           21.86        10      9.39        16     6.30       22     4.90       28        4.12
5           17.70        11      8.64        17     6.00       23     4.74       29        4.02
6           14.93        12      8.02        18     5.73       24     4.60       30        3.93
-----------------------------------------------------------------------------------------------

OPTION 2 - TABLES B, C AND D
MONTHLY PAYMENT FOR LIFE FOR EACH $ 1,000.00 OF THE NET SUM PAYABLE

Age in years means age of Payee on birthday prior to the due date of the first payment. For Tables B and C, multiply the monthly payment by 2.993 to obtain the quarterly payment, by 5.969 to obtain the semi-annual payment, and by 11.868 to obtain the annual payment. For Table D, amounts for payments other than monthly are available on request, and amounts for ages 0 - 45 are available on request for all tables.

  AGE      TABLE B      TABLE C     TABLE D     AGE       TABLE B      TABLE C     TABLE D
  IN     Guaranteed   Guaranteed     Life        IN     Guaranteed   Guaranteed     Life
 YEARS     Period       Period       Only      YEARS      Period       Period       Only
          10 Years     20 Years                          10 Years     20 Years
 Male      Amount       Amount      Amount     Female     Amount       Amount      Amount
  46           $3.59        $3.52     $ 3.61        46        $3.31        $3.28      $3.32
  47            3.64         3.57       3.67        47         3.36         3.33       3.37
  48            3.70         3.62       3.73        48         3.41         3.37       3.42
  49            3.77         3.67       3.80        49         3.46         3.42       3.47
  50            3.83         3.73       3.87        50         3.52         3.47       3.53
  51            3.90         3.79       3.94        51         3.57         3.52       3.59
  52            3.98         3.84       4.02        52         3.63         3.57       3.65
  53            4.05         3.90       4.10        53         3.70         3.63       3.72
  54            4.13         3.97       4.18        54         3.76         3.69       3.78
  55            4.22         4.03       4.27        55         3.83         3.75       3.86
  56            4.31         4.09       4.37        56         3.91         3.81       3.93
  57            4.40         4.16       4.47        57         3.99         3.87       4.02
  58            4.50         4.23       4.58        58         4.07         3.94       4.10
  59            4.60         4.29       4.69        59         4.15         4.01       4.19
  60            4.71         4.36       4.82        60         4.24         4.07       4.29
  61            4.83         4.43       4.95        61         4.34         4.15       4.39
  62            4.95         4.50       5.09        62         4.44         4.22       4.50
  63            5.07         4.56       5.23        63         4.55         4.29       4.62
  64            5.21         4.63       5.39        64         4.66         4.36       4.74
  65            5.35         4.69       5.56        65         4.78         4.44       4.87
  66            5.49         4.75       5.75        66         4.91         4.51       5.02
  67            5.64         4.81       5.94        67         5.04         4.59       5.17
  68            5.80         4.87       6.15        68         5.18         4.66       5.33
  69            5.96         4.92       6.37        69         5.33         4.73       5.50
  70            6.12         4.97       6.60        70         5.48         4.79       5.69
  71            6.29         5.01       6.85        71         5.65         4.86       5.89
  72            6.47         5.05       7.12        72         5.82         4.91       6.11
  73            6.64         5.09       7.41        73         6.00         4.97       6.35
  74            6.82         5.12       7.71        74         6.18         5.02       6.61
  75            7.00         5.15       8.04        75         6.37         5.06       6.89
  76            7.18         5.17       8.39        76         6.57         5.10       7.19
  77            7.36         5.19       8.77        77         6.77         5.13       7.51
  78            7.53         5.21       9.17        78         6.97         5.16       7.86
  79            7.70         5.23       9.60        79         7.18         5.19       8.24
 80**           7.87         5.24      10.07      80**         7.83         5.21       8.65

** and over

                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY
               INVESTMENT EXPERIENCE REFLECTED IN SOME VALUES AND
                   BENEFITS. NONPARTICIPATING. NO DIVIDENDS.
                            ALPHABETIC GUIDE PAGE

                                                    PAGE

Accumulation Value                                     7
Addition, Deletion or Substitution of Investment       7
Additional Premiums                                    5
Allocation of Premiums                                 6
American National Fixed Account                        6
American National Variable Life Separate Account       6
Annual Report                                         12
Assignment                                            12
Availability of Settlement Options                    12
Basis of Calculations                                 13
Beneficiary Interest                                  11
Change of Beneficiary                                 11
Continuation of Insurance                              8
Contract and Representations                          12
Cost of Insurance                                      8
Death Benefit                                          4
Decrease in Specified Amount                           5
Deferment of Payments and Emergency Procedure         11
Determination of Accumulation Value                    8
Determing the Accumulation Value                       8
Effective Date                                        12
Full Surrender                                         9
General Provisions for Settlement  Options            13
Grace Period                                           6
Incontestability                                      12
Increase in Specified Amount                           5
Misstatement of Age or Sex                             4
Modifications                                         12
Monthly Deduction                                      8
Monthly Deduction Due at Death                         4
Owner                                                 11
Partial Surrender                                      9
Payment of Death Benefit                               5
Policy Debt Adjustment                                 4
Policy Loan                                           10
Premiums Payments                                      5
Reinstatement                                          6
Settlement Options                                    12
Settlement Option Tables                              13
Subaccounts                                            7
Suicide                                                4
Surrender Charge                                       9
Surrender Value                                        9
Systematic Withdrawals                                 9
Table of Corridor Percentages                          5
Tax Expense Charge                                     8
Termination of Coverage                                6
Transfers                                              7
Unscheduled Premium                                    6
Waiver of Surrender Charges                           10

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE LAWFULLY MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

                         VARIABLE LIFE INSURANCE POLICY
                                   ISSUED BY
                      AMERICAN NATIONAL INSURANCE COMPANY
                                ONE MOODY PLAZA
                             GALVESTON, TEXAS 77550
                                 (409) 763-4661

This prospectus describes an individual variable life insurance policy (the "Policy") offered by American National Insurance Company ("we, us, our, American National"). The Policy provides for the payment of a Death Benefit upon the death of the Insured, and for a Cash Surrender Value that can be obtained by fully or partially surrendering the Policy or by policy loans. The Policy continues in effect while the Surrender Value is sufficient to pay the Monthly Deduction Amount.

In almost all cases, the Policy will be a modified endowment contract for federal income tax purposes. IF THE POLICY IS A MODIFIED ENDOWMENT, PARTIAL OR FULL SURRENDERS, ASSIGNMENTS AND LOANS (INCLUDING LOANS TO PAY LOAN INTEREST) UNDER OR SECURED BY THE POLICY WILL BE TAXABLE TO THE POLICYOWNER TO THE EXTENT OF ANY GAIN IN THE POLICY. A 10% penalty tax may also apply to the taxable portion of any distribution prior to the Insured's age 59 l/2. In most cases, the Death Benefit payable under the Policy will be excludable from the gross income of the Beneficiary. (See "FEDERAL TAX MATTERS" on page 23.)

The minimum initial premium is $10,000. Although the Policy may operate as a single premium policy, additional payments may be made at any time, subject to certain restrictions. You may, within limits, allocate premiums (net of any charges) to one or more of the twenty-seven eligible investments, which are the Fixed Account and the twenty-six Subaccounts of the Separate Account. The Fixed Account offers a minimum guaranteed return and is funded by the general assets of American National.

The Policy is a variable policy because the Death Benefit may, and the Accumulation Value will, vary up or down to reflect the investment performance of amounts allocated to Subaccounts of the American National Variable Life Separate Account (the "Separate Account"). The Policyowner ("you, your") bears the investment risk for all amounts so allocated; there is no guaranteed minimum Accumulation Value.

Assets of each Subaccount of the Separate Account are invested in an Eligible Portfolio. The Eligible Portfolios are described in separate prospectuses that accompany this Prospectus. The Policy's available Eligible Portfolios are:

AMERICAN NATIONAL PORTFOLIOS             MFS PORTFOLIOS
  ANIA BALANCED PORTFOLIO                  MFS VALUE SERIES PORTFOLIO
  ANIA GROWTH PORTFOLIO                    MFS EMERGING GROWTH SERIES PORTFOLIO
  ANIA MANAGED PORTFOLIO                   MFS RESEARCH SERIES PORTFOLIO
  ANIA MONEY MARKET PORTFOLIO              MFS GROWTH WITH INCOME SERIES
FIDELITY PORTFOLIOS                         PORTFOLIO
  VIP II ASSET MANAGER PORTFOLIO         VAN ECK PORTFOLIOS
  VIP II INDEX 500 PORTFOLIO               VAN ECK HARD ASSETS PORTFOLIO
  VIP III GROWTH OPPORTUNITIES PORTFOLIO   VAN ECK WORLDWIDE EMERGING MARKETS
  VIP II CONTRAFUND PORTFOLIO               PORTFOLIO
  VIP II ASSET MANAGER GROWTH PORTFOLIO  FEDERATED PORTFOLIOS
T. ROWE PRICE PORTFOLIOS                   FEDERATED UTILITY FUND II PORTFOLIO
  T. ROWE PRICE EQUITY INCOME PORTFOLIO    FEDERATED GROWTH STRATEGIES FUND II
  T. ROWE PRICE INTERNATIONAL STOCK         PORTFOLIO
   PORTFOLIO                               FEDERATED FUND FOR U.S. GOVERNMENT
  T. ROWE PRICE MID-CAP GROWTH PORTFOLIO    SECURITIES II PORTFOLIO
  T. ROWE PRICE LIMITED-TERM BOND          FEDERATED HIGH INCOME BOND FUND II
   PORTFOLIO                                PORTFOLIO
                                           FEDERATED EQUITY INCOME FUND II
                                            PORTFOLIO
                                         LAZARD PORTFOLIOS
                                           LAZARD RETIREMENT EMERGING MARKETS
                                            PORTFOLIO
                                           LAZARD RETIREMENT SMALL CAP PORTFOLIO

It may not be advantageous to purchase the Policy described in this prospectus to replace existing life insurance nor to increase insurance coverage when other insurance is owned.

This Prospectus provides a detailed discussion of matters you should consider before buying a Policy. The Policy or certain of its investment options may not be available in all jurisdictions. Various rights and benefits may differ between jurisdictions to meet applicable law and/or regulations.

An interest in the Policy is not a deposit or obligation of, nor guaranteed or endorsed by any bank or bank subsidiary, nor is the Policy federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other Agency. The Contract involves investment risk, including possible loss of principal.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY, NOR HAS THE COMMISSION OR ANY STATE SECURITIES AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus must be accompanied by a current prospectus or a prospectus profile for each Eligible Portfolio.
Please read this Prospectus and the prospectus for each of the Eligible Portfolios carefully and retain them for future reference.
January 1, 1998

                               TABLE OF CONTENTS


Definitions..........................................  4
Summary..............................................  6
  The Policy.........................................  6
  Right to Examine...................................  6
  Premium Payments...................................  6
  Investment of Premiums.............................  6
  Transfers..........................................  6
  Accumulation Value.................................  6
  Charges, Deductions and Expenses...................  6
  Surrenders.........................................  6
  Death Benefit......................................  6
  Policy Loans.......................................  6
  Federal Income Tax Consequences....................  6
  Portfolio Company Annual Expenses..................  7
American National Insurance Company
    and the Separate Account.........................  8
  American National Insurance Company................  8
  The Separate Account...............................  8
     The American National Fund......................  9
     The Fidelity Funds..............................  9
     T. Rowe Price Series............................ 10
     MFS Variable Insurance Trust.................... 10
     Van Eck Worldwide Insurance Trust............... 11
     Federated Insurance Series...................... 11
     Lazard Retirement Series, Inc................... 11
  Addition, Deletion or Substitution of Investments.. 12
Resolving Material Conflicts......................... 12
Fixed Account........................................ 13
The Policy........................................... 13
  Purpose of the Policy.............................. 13
  Policy Application and Issuance.................... 13
  Premium Payments................................... 13
  Policy Lapse and the Grace Period.................. 13
  Reinstatement...................................... 14
Allocation of Premium and Accumulation Value......... 14
  Allocation of Premium.............................. 14
  Determination of Accumulation Value................ 14
     Crediting of Accumulation Units................. 14
     Determining the Accumulation Unit Values........ 14
  Transfers.......................................... 15
  Dollar Cost Averaging.............................. 15
  Asset Allocation Program........................... 15
Distributions........................................ 15
  Death Benefit...................................... 15
     Increase in Specified Amount.................... 16
     Decrease in Specified Amount.................... 16
  Full Surrender and Partial Withdrawal.............. 16
  Systematic Withdrawal Program...................... 17
  Waiver of Surrender Charges........................ 17
     Nursing Home Waiver............................. 17
     Disability Waiver............................... 17
     Involuntary Unemployment Waiver................. 18
     Terminal Illness Waiver......................... 18
  Policy Loans....................................... 18
     Loan Privileges................................. 18
     Loan Interest................................... 18
     Effect of Policy Loans.......................... 18
     Policy Debt..................................... 18
     Repayment of Policy Debt........................ 18
  Payment of Policy Benefits......................... 19
  Optional Methods of Payment........................ 19
  General Provisions for Settlement Options.......... 19
Charges and Deductions............................... 20
  Premium Charges.................................... 20
  Monthly Deduction.................................. 20
     Cost of Insurance Charge........................ 20
     Tax Expense Charge.............................. 20
  Asset Charge....................................... 20
  Annual Fee......................................... 21
  Portfolio Company Annual Expenses.................. 21
  Surrender Charges.................................. 21
  Other Charges...................................... 21
     Transfer Fee.................................... 21
     Charges for Taxes............................... 21
  Exceptions to Charges.............................. 21
General Provisions................................... 21
  The Contract....................................... 22
  Right to Examine................................... 22
  Control of Policy.................................. 22
  Beneficiary........................................ 22
  Change of Beneficiary.............................. 22
  Change in Policyowner or Assignment................ 22
  Payment of Proceeds................................ 22
  Incontestability................................... 22
  Misstatement of Age or Sex......................... 22
  Suicide............................................ 23
  Postponement of Payments........................... 23
Distributor of the Policies.......................... 23
Federal Tax Matters.................................. 23
  Tax Status of the Policy........................... 23
     Definition of Life Insurance.................... 23
     Diversification and Investor Control............ 24
  Tax Treatment of Policy Benefits................... 24
     General......................................... 24
     Modified Endowment Contracts.................... 24
     Distributions from Policies Classified as
       Modified Endowment Contracts.................. 25
     Distributions from Policies not Classified as
       Modified Endowment Contracts.................. 25
     Policy Loan Interest............................ 25
     Investment in the Contract...................... 25
     Multiple Policies............................... 25
  Possible Legislative Changes....................... 25
  Taxation of American National...................... 25
Safekeeping of the Separate Account's Asset.......... 26
Voting Rights........................................ 26
State Regulations of American National............... 26
Preparing for the Year 2000.......................... 27
Legal Matters........................................ 27
Legal Proceedings.................................... 27
Experts.............................................. 27
Additional Information............................... 27
Financial Statements................................. 27
Management of American National Insurance Company.... 28
Appendix A........................................... 31

DEFINITIONS

Accumulation Unit - A standard of measurement used with respect to each Subaccount to calculate the Accumulation Value of a Policy. The value of an Accumulation Unit fluctuates with the value of the shares of the corresponding Eligible Portfolio owned by each Subaccount less any applicable deductions (See "CHARGES AND DEDUCTIONS" on page 20).

Accumulation Unit Value - The value of an Accumulation Unit.

Accumulation Value - The total amount that a Policy provides for investment at any time. It is equal to the total of the accumulation value held in the Separate Account, the Fixed Account, and the accumulation value held in American National's General Account to secure Policy Debt.

Age at Issue - The age at the Insured's last birthday preceding the Policy Date.

Attained Age - The Age at Issue of the Insured plus the number of complete policy years that the Policy has been in force.

Beneficiary - The beneficiary is designated by the Policyowner in the application. If changed, the beneficiary is as shown in the latest change filed and recorded with American National. If no beneficiary survives the Insured, the Insured's estate will be the beneficiary. The interest of any beneficiary is subject to that of any assignee.

Daily Asset Charge - A charge equal to an annual rate of 1.25% of the average daily net asset value of each Subaccount of the Separate Account.

Date of Issue - The date of issue set forth in the Policy that is used to determine policy anniversary dates, policy years and Monthly Deduction Date. Policy anniversaries are one-year periods measured from the date of issue and each succeeding policy anniversary date.

Declared Rates - American National guarantees that it will credit interest in the Fixed Account at an effective annual rate of at least 3.0%. American National may, at its discretion, declare higher interest rates for amounts allocated or transferred to the Fixed Account.

Death Benefit - The amount of insurance coverage provided under the Policy.

Death Benefit Proceeds - The proceeds payable to the Beneficiary upon receipt by American National of the proof of the death of the Insured while the Policy is in force equal to: (1) the Death Benefit; minus (2) any Policy Debt; minus (3) any Monthly Deduction that may apply to that period, including the deduction for the month of death.

Eligible Portfolio - A Portfolio which corresponds to and in which a Subaccount can be invested.

Fixed Account - An account that is a part of American National's General Account to which all or a portion of Net Premiums and transfers may be allocated for accumulation at fixed rates of interest.

General Account - The general account of American National which includes all of American National's assets except those assets segregated into its separate accounts.

Home Office - American National's Home Office is located at One Moody Plaza, Galveston, Texas 77550-7999.

Insured - The person upon whose life the Policy is issued.

Monthly Deduction - The sum of the cost of insurance charge and the tax charge specified on the policy data page.

Monthly Deduction Date - The same date in each succeeding month as the Date of Issue except that whenever the Monthly Deduction falls on a date other than a Valuation Date, the monthly deduction date will be deemed the next Valuation Date.

Net Premium - The Premium less the applicable premium charge, if any. No premium charge is deducted from premiums paid during the first Policy Year.

Policy Date - The date that all financial, contractual and administrative requirements have been met and processed for the Policy and any supplements thereto. This date is the effective date for all coverage applied for in the original application and any supplemental applications.

Policy Debt - The sum of all unpaid Policy loans and accrued interest thereon.

Policyowner - The person or entity entitled to exercise rights of ownership of the Policy, as designated in the application or as subsequently changed. If a Policy has been absolutely assigned, the assignee is the Policyowner. A collateral assignee is not the Policyowner.

Policy Year - The period from one Policy anniversary date until the next Policy anniversary date.

Portfolio - A separate series of securities designed to meet specified investment objectives. Currently there are twenty-six portfolios, all of which are Eligible Portfolios.

Premium - A payment made into a Policy other than to repay Policy Debt.

Satisfactory Proof of Death - Means all of the following must be submitted: (1) a certified copy of the death certificate; (2) a claimant statement; (3) the Policy; and (4) any other information that American National may reasonably require to establish the validity of the claim.

Separate Account - American National Variable Life Separate Account, a separate account created by American National to receive and invest Net Premiums allocated by the Policyowner to the Separate Account.

Specified Amount - The amount of insurance selected, as shown on the Policy's Data page.

Subaccount - A subdivision of the Separate Account. Each Subaccount invests exclusively in the shares of a corresponding Eligible Portfolio.

Surrender Premium - The amount shown on the Policy Data Page, as changed by subsequent endorsements, which is used to calculate surrender charges.

Surrender Value - The Policy Accumulation Value on the date of surrender, less any Policy Debt and surrender charges.

Valuation Date - A valuation date is each day on which the New York Stock Exchange ("NYSE") and American National are open for trading.

Valuation Period - The period commencing at the close of regular trading on the NYSE on one Valuation Date and ending at the close of regular trading on the NYSE on the next succeeding Valuation Date.

SUMMARY

The following summary of the information in this Prospectus should be read in conjunction with the detailed information appearing elsewhere in this Prospectus.

The Policy. The individual flexible premium variable life insurance Policy offered by this prospectus is designed to provide lifetime insurance coverage for the Insured named in the Policy. It is not offered primarily as an investment. A diagram depicting how a premium flows through the Policy and its investment portfolios, and how expenses, charges, and fees are deducted is included in the Prospectus Appendix at page 72.

Right to Examine. You have the right to return the Policy within 10 days (or more where required by applicable state insurance law) after you receive it. We will return to you the Premiums paid adjusted by investment gains or losses, unless state insurance law requires otherwise. (See "Right to Examine" on page
22)

Premium Payments. Premiums may be paid at any time subject to certain restrictions and limitations. The minimum initial premium for a Policy is $10,000. Any additional Premium generally must be at least $5,000 and may require additional underwriting. (See "Premium Payments" on page 13)

Investment of Premiums. Your initial premium will be held in the American National Money Market Portfolio Subaccount during the 15-day period after the Date of Issue. Thereafter, your initial and all subsequent premium is invested according to your instructions in one or more of the Subaccounts of the Separate Account or the Fixed Account. Allocations must be in whole percentages. The minimum initial amount allocated to any Subaccount and/or the Fixed Account is $500. (See "Allocation of Premium" on page 14)

Transfers. Once we mail the confirmation for the initial premium payment, and after the Right to Examine period, you may transfer portions of the Policy's Accumulation Value without charge among the Subaccounts and/or the Fixed Account up to twelve times each Policy Year. Subsequent transfers will be subject to a $10.00 transfer fee. Transfers out of the Fixed Account are limited. (See "Transfers" on page 15)

Accumulation Value. The Accumulation Value of the Policy will vary daily based on, among other things, the net investment experience of the Subaccounts to which amounts have been allocated and the interest paid on the Fixed Account. The Accumulation Value is not guaranteed except in the Fixed Account. You bear the investment risk with respect to the Accumulation Value that is invested in the Subaccounts, and we bear the investment risk with respect to the Accumulation Value that is invested in the Fixed Account.

Charges, Deductions and Expenses. After the first Policy Year, a 4% premium charge will be deducted from each premium before allocating any amount to a Subaccount or the Fixed Account. (See "Premium Charges" on page 20.)

The Accumulation Value will be reduced by a monthly cost of insurance charge on each Monthly Deduction Date and by a tax expense charge on each Monthly Deduction Date during the first ten Policy Years. The current cost of insurance will not exceed the maximums stated in the Policy. The annualized tax expense charge is 0.40%. The monthly charge is one-twelfth of the annualized rate. (See "Monthly Deduction" on page 20) For Policies with less than $50,000 of Accumulation Value, a $35.00 annual fee will be assessed. (See "Annual Fee" on page 21)

The Accumulation Value will be reduced by an Asset Charge at an annual rate of 1.25%. (See "Asset Charge" on page 20) In addition to the Separate Account expenses described above, any amounts invested in the Subaccounts will be subject to the Eligible Portfolio annual expenses shown on the following page.

Surrenders. The Policy permits full surrender for the Cash Surrender Value at any time. Partial withdrawals are allowed subject to certain limitations. The Free Withdrawal Amount may be withdrawn each Policy Year free of Surrender Charges. Other surrenders may be subject to a Surrender Charge of up to 9.00%. Any increase in Specified Amount will result in additional Surrender Charges. (See "Surrender Charge" on page 21) The Surrender Charge may be waived upon the occurrence of certain events. (See "Waiver of Surrender Charges" on page 17) Partial surrenders will reduce both the Accumulation Value and the Death Benefit payable under the Policy. (See "Full Surrender and Partial Withdrawal" on page
16)

Death Benefit. The Policy's Death Benefit equals the greater of (a) the initial Specified Amount plus any later increase and less any later decrease, less any Policy Debt; and (b) the Policy's Accumulation Value on the date of death multiplied by the corridor percentage for the Insured's attained age, less any Policy Debt. The amount and/or duration of the life insurance coverage provided by the Policy are not guaranteed. (See "Death Benefit" on page 15)

Policy Loans. After the first Policy Year (from Date of Issue in Indiana), a loan privilege is available under the Policy subject to certain limitations. (See "Policy Loans" on page 20)

Federal Income Tax Consequences. Under current federal tax law, life insurance policies receive tax-favored treatment. The death benefit is fully excludable from the beneficiary's gross income for federal income tax purposes, according to Section 101(a)(1) of the Internal Revenue Code. A Policyowner is not taxed on any increase in the policy value while a life insurance policy remains in force. In most cases, the Policy will be a Modified Endowment Contract ("MEC"). If a Policy is a MEC, certain distributions made during an Insured's lifetime such as full and partial surrenders, collateral assignments and loans are included in gross income on an income-first basis. A 10% federal penalty tax may be imposed on income distributed before the Policyowner attains age 59 1/2. Policies that are not MECs receive preferential tax treatment with respect to certain distributions. (See "FEDERAL TAX MATTERS" on page 23)

PORTFOLIO COMPANY ANNUAL EXPENSES                Management  Other       Total    Management  Other      Total
                                                 Fees        Expenses  Portfolio  Fees w/o    Exp. w/o   Exp. w/o
Portfolio                                                              Expenses   Reduction   Reduction  Reduction
------------------------------------------------------------------------------------------------------------------
ANIA Balanced                                          1                      3
ANIA Growth                                            1                      3
ANIA Managed                                           1                      3
ANIA Money Market                                      1                      3
VIP II Asset Manager                                                          4
VIP II Index 500                                       1            1
VIP II Contrafund                                                             4
VIP II Asset Manager: Growth                                                  4
VIP III Growth Opportunities                                                  4
T. Rowe Price Equity Income                                                   5
T. Rowe Price International Stock                                             5
T. Rowe Price Mid-Cap Growth                                                  5
T. Rowe Price Limited-Term Bond                                               5
MFS Value Series                                                    1
MFS Emerging Growth Series                                          1
MFS Research Series                                                 1
MFS Growth With Income Series                                       1
Van Eck Worldwide Hard Assets
Van Eck Worldwide Emerging Markets
Federated Utility Fund II
Federated Growth Strategies Fund II
Federated Fund for U.S. Government Securities
 II
Federated High Income Bond Fund II
Federated Equity Income Fund II
Lazard Retirement Emerging Markets                                 2,6
Lazard Retirement Small Cap                                        2,6
------------------------------------------------------------------------------------------------------------------

1

2

3

4

5

6
------------------------------------------------------------------------------------------------------------------

AMERICAN NATIONAL INSURANCE COMPANY
AND THE SEPARATE ACCOUNT

AMERICAN NATIONAL INSURANCE COMPANY

American National is a stock life insurance company chartered in 1905 in the State of Texas. It is licensed to do life insurance business in 49 states, the District of Columbia, Puerto Rico, Guam, and American Samoa. American National's home office is located at the American National Insurance Building, One Moody Plaza, Galveston, Texas 77550-7999. The Moody Foundation (the "Foundation"), a charitable foundation established for charitable and educational purposes, owns approximately 23.7% of American National's common stock and the Libbie S. Moody Trust, a private trust, owns approximately 37.6% of such shares. Robert L. Moody ("RLM"), Chairman of the Board, President and Chief Executive Officer of American National, RLM's son, Ross R. Moody, and Frances Moody Newman, RLM's mother, are trustees of the Foundation.

The Moody National Bank of Galveston (the "Bank") is trustee of the Libbie S. Moody Trust. RLM is Chairman of the Board and Chief Executive Officer of the Bank and a Director and President of Moody Bank Holding Company, Inc. ("MBHC"), the Bank's controlling stockholder. RLM is also a Director and President of Moody Bancshares, Inc. ("Bancshares"), MBHC's sole shareholder. The Three R Trusts, trusts established by RLM for the benefit of his children, own 100% of Bancshares' Class B stock (which elects a majority of Bancshares' directors) and 49.6% of its Class A Stock. The trustee of the Three R Trusts is Irwin M. Herz, Jr., a partner in Greer, Herz & Adams, L.L.P., 18th Floor, One Moody Plaza, Galveston, Texas, General Counsel to American National, the Bank, Bancshares, MBHC, the American National Fund and SM&R.

American National's total assets on December 31,1997 were $ x,xxx,xxx,xxx on a statutory basis.

American National writes life, health and accident insurance and annuities.


THE SEPARATE ACCOUNT

American National established the Separate Account on July 30, 1987 pursuant to the insurance laws of the State of Texas. American National is the depositor of the Separate Account. Under Texas law, the assets of the Separate Account are held exclusively for the benefit of Policyowners and persons entitled to payments under variable life policies issued by American National. American National is the legal holder of the assets in the Separate Account and will at all times maintain assets in the Separate Account with a total market value at least equal to the reserve and other contract liabilities for the Separate Account. The assets of the Separate Account attributable to the Policies are not chargeable with liabilities arising out of any other business that American National may conduct. Income, as well as both realized and unrealized gains or losses from the assets of the Separate Account, is credited to or charged against the Separate Account without regard to income, gains or losses arising out of other business that American National conducts. Nevertheless, these assets shall be available to cover the liabilities of American National's General Account, but only to the extent that the Separate Account's assets exceed the reserve and other contract liabilities for the Separate Account. In addition to these assets, the Separate Account assets may include accumulations of the charges American National makes against Policies and other variable life policies participating in the Separate Account. From time to time, any such assets due American National may be transferred in cash to American National's General Account.

The Separate Account is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust, which is a type of investment company. Such registration does not involve any SEC supervision of the management or investment policies or practices of the Separate Account. For state law purposes, the Separate Account is treated as a division of American National. There are currently twenty-six Subaccounts within the Separate Account available to Policyowners and each invests only in a corresponding Eligible Portfolio.

Each Subaccount of the Separate Account will only invest in the shares of a corresponding Eligible Portfolio. The Eligible Portfolios are investment portfolios of the following investment companies: American National Fund, Fidelity Funds T. Rowe Price Series, MFS Variable Insurnace Trust, Van Eck Worldwide Insurance Trust, Federated Insurance Series, and Lazard Retirement Series, Inc., each of which is registered with the SEC under the 1940 Act as an open-end, diversified, series management investment company.

The investment objectives and policies of certain Eligible Portfolios may be similar to the investment objectives and policies of mutual fund portfolios other than the Eligible Portfolios that may be managed by the same investment adviser or manager. The investment results of the Eligible Portfolios however, may be higher or lower than the results of such other portfolios. There can be no assurance, and no representation is made, that the investment results of any of the Eligible Portfolios will be comparable to the investment results of any other portfolio, even if the other portfolio has the same investment adviser or manager.

The Separate Account will purchase and redeem shares of the Eligible Portfolios at net asset value. Shares will be redeemed to the extent necessary for American National to collect charges under the Policy, to pay the Surrender Value upon surrender, to make Policy loans, to provide benefits under the Policy, or to transfer assets from one Subaccount to another, or to the Fixed Account, as requested by the Policyowners. Any dividend or capital gain distribution received from an Eligible Portfolio will be reinvested immediately at net asset value in shares of that Eligible Portfolio and retained as assets of the corresponding Subaccount.

The investment objectives and policies of each Eligible Portfolio are summarized below. There is no assurance that any of the Eligible Portfolios will achieve their stated objectives. More detailed information, including a description of investment objectives, policies, restrictions, expenses and risks, is in the prospectus for the Eligible Portfolios, which must accompany this Prospectus and which should be read carefully together with this Prospectus and retained.

Each Policyowner should periodically consider the allocation among the Subaccounts and the Fixed Account in light of current market conditions and the investment risks attendant to investing in the Eligible Portfolios.

The American National Fund

Four of the Subaccounts of the Separate Account invest in the shares of a corresponding portfolio of the American National Fund. The American National Fund is registered with the SEC under the 1940 Act as an open-end diversified, series management investment company. The American National Fund's current Eligible Portfolios and respective investment objectives are as follows:

ANIA GROWTH PORTFOLIO ... seeks to achieve capital appreciation, normally through the purchase of common stocks (although such Portfolio investments are not restricted to any one type of security). Capital appreciation may also be sought in other types of securities, including bonds and preferred stocks.

ANIA BALANCED PORTFOLIO ... seeks to provide conservation of principal, reasonable current income and long-term capital appreciation by investing in a balanced portfolio of fixed-income securities such as bonds, preferred stock and short-term obligations combined with common stocks and securities convertible into common stocks.

ANIA MANAGED PORTFOLIO ... seeks to achieve growth of capital and/or current income by investing in a diversified portfolio consisting of, at the American National Fund's investment adviser's discretion, money market instruments, debt securities, stock or a combination thereof. It is anticipated that over longer periods a larger portion of the Managed Portfolio will consist of equity securities.

ANIA MONEY MARKET PORTFOLIO ... seeks to obtain as high a level of current income as is consistent with preserving capital and providing liquidity. The Money Market Portfolio will invest only in money market instruments of high quality determined by the American National Fund's investment advisor.

SM&R is the investment adviser and manager of the American National Fund. It also provides investment advisory and portfolio management services to American National and other clients. It maintains a staff of experienced investment personnel and related support facilities.

The Fidelity Funds

Pursuant to a Participation Agreement between American National, Fidelity Distributors Corporation and the Fidelity Funds, five of the Subaccounts of the Separate Account invest in the shares of five corresponding portfolios of the Fidelity Funds. The Fidelity Funds are registered with the SEC under the 1940 Act as open-end diversified, series management investment companies organized as Massachusetts's business trusts.

Fidelity Management & Research Company ("FMR"), the Fidelity Funds' investment adviser, was founded in 1946. FMR provides a number of mutual funds and other clients with investment research and portfolio management services. It maintains a large staff of experienced investment personnel and a full compliment of related support facilities. Fidelity Management & Research (U.K.) Inc. ("FMR U.K.") and Fidelity Management and Research (Far East) Inc. ("FMR Far East") are wholly owned subsidiaries of FMR that provide research with respect to foreign securities. FMR U.K. and FMR Far East maintain their principal business offices in London and Tokyo, respectively. As of December 31, 1996, FMR advised funds having more than 29 million shareholder accounts with a total value of more than $432 billion. Fidelity Distributors Corporation distributes shares for the Fidelity funds. FMR Corp. is the holding company for the Fidelity companies. Through ownership of voting common stock, Edward C. Johnson 3d, President and a Trustee of the Fidelity Funds, and various trusts for the benefit of Johnson family members form a controlling group with respect to FMR Corp. The Fidelity Fund's current Eligible Portfolios and respective investment objectives are as follows:

VIP II ASSET MANAGER PORTFOLIO ... seeks high total return with reduced risk over the long-term by allocating its assets among stocks, bonds and short-term fixed-income instruments.

VIP II INDEX 500 PORTFOLIO ... seeks to provide investment results that correspond to the total return (i.e., the combination of capital charges and income) of common stocks publicly traded in the United States. In seeking this objective, the Fidelity Index 500 Portfolio attempts to duplicate the composition and total return of the Standard & Poor's 500 Composite Stock Price Index while keeping transaction costs and other expenses low. The Fidelity Index 500 Portfolio is designed as a long-term investment option.

VIP II CONTRAFUND PORTFOLIO ... seeks capital appreciation by investing in companies FMR believes to be undervalued due to an overly pessimistic appraisal by the public. In pursuit of the fund's goal, FMR looks for companies with the following characteristics: (i) unpopular, but improvements seem possible due to developments such as a change in management, a new product line, or an improved balance sheet, (ii) recently popular, but temporarily out of favor due to short-term or one-time factors, or (iii) undervalued compared to other companies in the same industry.

VIP II ASSET MANAGER: GROWTH PORTFOLIO ... seeks to maximize total return over the long term by allocating its assets among stocks, bonds, and short-term instruments. Allocating among different types of investments allows the fund to take advantage of opportunities wherever they may occur, but also subjects the fund to the risks of a given investment type.

VIP III GROWTH OPPORTUNITIES PORTFOLIO ... seeks to ride out stock market pursuit of potentially high long-term returns. The portfolio is designed for investors who want to be invested in the stock market for its long-term growth potential. The fund invests for growth and does not pursue income.

T. Rowe Price Series

Pursuant to a Participation Agreement between American National, T. Rowe Price Associates, Inc. and Robert Fleming Holdings Limited, four of the Subaccounts of the Separate Account invest in the shares of four corresponding portfolios, of the T. Rowe Price Series. T. Rowe Price Associates, Inc. is responsible for selection and management of the portfolio investments of T. Rowe Price Equity Series and T. Rowe Price Fixed Income Series. Rowe Price-Fleming International, Inc., incorporated in 1979 as a joint venture between T. Rowe Price Associates, Inc. and Robert Fleming Holdings Limited, is responsible for selection and management of the portfolio investments of T. Rowe Price International Series. The T. Rowe Price Fund's current Eligible Portfolios and respective investment objectives are as follows:

T. Rowe Price Equity Series, Inc.

T. ROWE PRICE EQUITY INCOME PORTFOLIO ... seeks to provide substantial dividend income and also capital appreciation by investing primarily in common stocks particularly of established companies with favorable prospects for both increasing dividends and capital appreciation.

T. ROWE PRICE MID-CAP GROWTH PORTFOLIO ... seeks to provide long term capital appreciation by investing primarily in common stocks of medium-sized (mid-cap) growth companies. The focus is on companies with superior earnings growth potential that are no longer considered new or emerging, but are not yet well established. Mid-cap growth company stocks are generally more volatile than stocks of large, well established companies, but they offer the possibility of more rapid growth.

T. Rowe Price International Series, Inc.

T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO ... seeks a total return on its assets from long-term growth of capital and income, by investing substantially all of its assets in common stocks of established non-U.S. companies. The Portfolio will not purchase any debt security which at the time of purchase is rated below investment grade. This would not prevent the Portfolio from retaining a security downgraded to below investment grade after purchase.

T. Rowe Price Fixed Income Series, Inc.

T. ROWE PRICE LIMITED-TERM BOND PORTFOLIO ... seeks a high level of income consistent with modest price fluctuation by investing primarily in investment grade debt securities.

MFS Variable Insurance Trust

Pursuant to a Participation Agreement between American National, Massachusetts Financial Services Company and the MFS Variable Insurance Trust, four of the Subaccounts of the Separate Account invest in the shares of four corresponding portfolios of the MFS Variable Insurance Trust. Massachusetts Financial Service Company is the investment advisor to each series and manages the series portfolios in accordance with the investment objectives and policies of each series. The MFS Variable Insurance Trust's current Eligible Portfolios and respective investment objectives are as follows:

MFS VALUE SERIES PORTFOLIO ... seeks capital appreciation. Dividend income, if any, is a consideration incidental to the Series' objective of capital appreciation. While the Series' policy is to invest primarily in common stocks, it may seek appreciation in other types of securities such as fixed income securities (which may be unrated), convertible bonds, convertible preferred stocks and warrants when relative values make such purchases appear attractive either as individual issues or as types of securities in certain economic environments. The Series may invest in lower rated fixed income securities or comparable unrated securities.

MFS EMERGING GROWTH SERIES PORTFOLIO ... SEEKS TO PROVIDE long-term growth of capital through investing primarily in common stocks of emerging growth companies, which involves greater risk than is customarily associated with investments in more established companies. The Series may invest in a limited extent in lower rated fixed income securities or comparable unrated securities.

MFS RESEARCH SERIES PORTFOLIO ... seeks to provide long-term growth of capital and future income by investing a substantial proportion of its assets in the common stocks or securities convertible into common stocks of companies believed to possess better than average prospects for long-term growth. No more than 5% of the Portfolio's convertible securities, if any, will consist of securities in lower rated categories or securities believed to be of similar quality to lower rated securities. The Portfolio may invest in a limited extent in lower rated fixed income securities or comparable unrated securities.

MFS GROWTH WITH INCOME SERIES PORTFOLIO ... seeks to provide reasonable current income and long-term growth and income. Under normal market conditions, the Series will invest at least 65% of its assets in common stocks or securities convertible into common stocks that are believed to have long-term prospects for growth and income. The Series may also invest up to 75% of its net assets in foreign securities that are not traded on a U.S. exchange.

Van Eck Worldwide Insurance Trust

Pursuant to a Participation Agreement between American National and Van Eck Worldwide Insurance Trust, two Subaccounts of the Separate Account invest in the shares of two corresponding Portfolios of the Van Eck Worldwide Insurance Trust. The Van Eck Worldwide Insurance Trust's current Eligible Portfolios and respective investment objectives are as follows:

VAN ECK WORLDWIDE HARD ASSETS PORTFOLIO (formerly Van Eck Gold and Natural Resources Portfolio) ... seeks long-term capital appreciation by investing primarily in "Hard Asset Securities." Income is a secondary consideration. Hard Asset Securities include equity securities of "Hard Asset Companies" and securities, including structured notes, whose value is linked to the price of a Hard Asset commodity or a commodity index. "Hard Asset Companies" includes companies that are directly or indirectly (whether through supplier relationships, servicing agreements or otherwise) engaged to a significant extent in the exploration, development, production or distribution of one or more of the following (together "Hard Assets"): (i) precious metals, (ii) ferrous and non-ferrous metals, (iii) gas, petroleum, petrochemicals and other hydrocarbons, (iv) forest products, (v) real estate and (vi) other basic non-agricultural commodities.

VAN ECK WORLDWIDE EMERGING MARKETS PORTFOLIO ... seeks long-term capital appreciation by investing primarily in equity securities in emerging markets around the world.

Van Eck Associates Corporation serves as investment advisor and manages the investment operations of the Van Eck Portfolios and furnishes the Portfolios with a continuous investment program which includes determining which securities should be bought, sold or held.

Federated Insurance Series

Pursuant to a Participation Agreement between American National, Federated Advisors and the Federated Insurance Series, five of the Subaccounts of the Separate Account invest in the shares of five corresponding Portfolios of the Federated Insurance Series. Federated Advisors is responsible for the portfolio investment decisions of the Federated Insurance Series, subject to direction by the Federated Insurance Series Trustees. The Federated Insurance Series' current Eligible Portfolios and respective investment objectives are as follows:

FEDERATED UTILITY FUND II PORTFOLIO ... seeks to achieve high current income and moderate capital appreciation. The Portfolio invests primarily in equity and debt securities of utility companies.

FEDERATED GROWTH STRATEGIES FUND II PORTFOLIO ... seeks capital appreciation. The Portfolio invests at least 65% of its assets in equity securities of companies with prospects for above average growth in earnings and dividends.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II PORTFOLIO ... seeks current income by investing in a diversified portfolio limited to U.S. government securities.

FEDERATED HIGH INCOME BOND FUND II PORTFOLIO ... seeks high current income. The Portfolio invests in fixed income securities that are lower rated corporate debt obligations, WHICH ARE commonly referred to as "junk bonds." The risk in investing in junk bonds is described in the prospectus for the Insurance Management Series, which should be read carefully before investing.

FEDERATED EQUITY INCOME FUND II PORTFOLIO ... SEEKS TO PROVIDE above average income and capital appreciation by investing in income producing equity securities including common stocks, preferred stocks, and debt securities that are convertible into common stocks, in cash and cash items during times of unusual conditions to maintain liquidity. Cash items may include commercial paper, Europaper, certificates of deposit, obligations of the U. S. Government, repurchase agreements and other short-term instruments.

Lazard Retirement Series, Inc.

Pursuant to a Participation Agreement between American National, Lazard Freres Asset Management and the Lazard Retirement Series, Inc., two of the Subaccounts of the Separate Account invest in the shares of two corresponding Portfolios of the Lazard Retirement Series, Inc. The investment objectives and policies of each Portfolio of the Lazard Retirement Series, Inc. are summarized below. There is no assurance that any of the Portfolios will achieve their stated objectives. More detailed information, including a description of investment objective, policies, restrictions, expenses and risks, is in the prospectus of each of the Lazard Retirement Series, Inc. which must accompany this Prospectus and which should be read carefully together with this Prospectus and retained.

LAZARD RETIREMENT EMERGING MARKETS PORTFOLIO ... seeks capital appreciation. This Portfolio invests primarily in equity securities of non-United States issuers located, or doing significant business, in emerging market countries that the Investment Manager considers inexpensively priced relative to the return on total capital or equity.

LAZARD RETIREMENT SMALL CAP PORTFOLIO ... seeks capital appreciation. This Portfolio invests primarily in equity securities of companies with market capitalization under $1 billion that the Investment Manager considers inexpensively priced relative to the return on total capital or equity.

Lazard Freres Asset Management serves as investment advisor and continually furnishes an investment program for each Portfolio consistent with its investment objectives and policies, including the purchase, retention and disposition of securities.

American National has entered into arrangements with either the investment advisor or distributor for certain of the Eligible Portfolios pursuant to which the advisor or distributor pays American National a fee based upon an annual percentage of the average aggregate net amount invested by

American National on behalf of the Portfolio. These percentages differ, and American National is paid a greater percentage by some investment advisors or distributors than other advisors or distributors. These agreements reflect administrative and other services provided by American National.

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENTS

American National reserves the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares that are held in the Separate Account or that the Separate Account may purchase. If the shares of an Eligible Portfolio are no longer available for investment or if in American National's judgment further investment in any Eligible Portfolio should become inappropriate in view of the purposes of the Separate Account, American National may redeem the shares, if any, of that Eligible Portfolio, and substitute shares of another registered open-end management company. American National will not substitute any shares attributable to a Policyowner's interest in a Subaccount of the Separate Account without notice and prior approval of the SEC and possibly state insurance authorities, to the extent required by the 1940 Act or other applicable law. The Separate Account may, to the extent permitted by law, purchase other securities for other policies or permit a conversion between policies upon request by the Policyowners.

American National also reserves the right to establish additional Subaccounts of the Separate Account, each of which would invest in shares corresponding to a new portfolio of the American National Fund or in shares of another investment company having a corresponding investment objective. American National may eliminate one or more Subaccounts with SEC approval if marketing needs, tax considerations or investment conditions warrant. Any new Subaccounts may be made available to existing Policyowners on a basis to be determined by American National.

If any of these substitutions or changes are made, American National may by appropriate endorsement change the Policy to reflect the substitution or change. If American National deems it to be in the best interest of Policyowners, and subject to any approvals that may be required under applicable law, the Separate Account may be operated as a management company under the 1940 Act, it may be de-registered under that Act if registration is no longer required, or it may be combined with other American National Separate Accounts. In addition, American National may, when permitted by law, restrict or eliminate any voting rights as to the Separate Account.

The Policyowner will be notified of any material change in the investment policy of any Eligible Portfolio in which the Policyowner has an interest.

Unless Policyowners have directed a different allocation, shares of the Eligible Portfolios will be redeemed, pro rata, to the extent necessary for American National to collect charges under the Policy, to pay the Surrender Value upon full or partial surrenders of the Policies, to provide benefits under the Policy, or to transfer assets from one Subaccount to another or to the Fixed Account.

RESOLVING MATERIAL CONFLICTS

The Eligible Portfolios presently serve as the investment medium for the Policies. In addition, the Eligible Portfolios (other than the portfolios of the American National Fund) are available to registered separate accounts of insurance companies, other than American National, offering variable annuity and variable life insurance contracts. The Eligible Portfolios may also be available to certain qualified pension and retirement plans.

We do not currently foresee any disadvantages to you resulting from the Eligible Portfolios selling shares to fund products other than the Policies. However, there is a possibility that a material conflict of interest may arise between Policyowners whose Accumulation Value is allocated to the Separate Account and the owners of variable life insurance policies and variable annuity contracts issued by other companies whose values are allocated to one or more other separate accounts investing in any one of the Eligible Portfolios. Shares of certain Eligible Portfolios may also be sold to certain qualified pension and retirement plans. As a result, there is a possibility that a material conflict may arise between the interests of Policyowners or owners of other policies (including policies issued by other companies), and such retirement plans or participants in such retirement plans. In the event of a material conflict, American National will take any necessary steps, including removing the Separate Account from that Eligible Portfolio, to resolve the matter. The Board of Directors of each Eligible Portfolio will monitor events in order to identify any material conflicts that may arise and determine what action, if any, should be taken in response to those events or conflicts. See the accompanying prospectuses for the Eligible Portfolios for more information.

We do not currently foresee any disadvantages to you resulting from the Eligible Portfolios selling shares to fund products other than the Policies. However, there is a possibility that a material conflict of interest may arise between Policyowners whose Accumulation Value is allocated to the Separate Account and the owners of variable life insurance policies and variable annuity contracts issued by other companies whose values are allocated to one or more other separate accounts investing in any one of the Eligible Portfolios. Shares of certain Eligible Portfolios may also be sold to certain qualified pension and retirement plans. As a result, there is a possibility that a material conflict may arise between the interests of Policyowners or owners of other policies (including policies issued by other companies), and such retirement plans or participants in such retirement plans. In the event of a material conflict, American National will take any necessary steps, including removing the Separate Account from that Eligible Portfolio, to resolve the matter. The Board of Directors of each Eligible Portfolio will monitor events in order to identify any material conflicts that may arise and determine what action, if any, should be taken in response to those events or conflicts. See the accompanying prospectuses for the Eligible Portfolios for more information.

FIXED ACCOUNT

During the Accumulation Period, Policyowners may elect to allocate all or a portion of their Net Premium to the Fixed Account and, subject to certain limitations, they may also transfer Accumulation Value from the Subaccounts to the Fixed Account. Transfers from the Fixed Account to the Subaccounts are restricted. (See "Transfers" on page 15.)

Net Premiums allocated to the Fixed Account and transfers from a Subaccount to the Fixed Account are placed in the General Account of American National. The General Account includes all of American National's assets except those segregated in its separate accounts. American National has the sole discretion to invest the assets of its General Account, subject to applicable law. American National bears an investment risk for all amounts allocated or transferred to the Fixed Account and interest credited thereto, less any deduction for charges and expenses, whereas the Policy owner bears the investment risk that the declared rate will fall to a lower rate after the expiration of a declared rate period. Because of exemptive and exclusionary provisions, interests in the General Account have not been registered under the Securities Act (the "1933 Act"), nor is the General Account registered as an investment company under the 1940 Act. Accordingly, neither the General Account nor any interest therein is generally subject to the provisions of the 1933 or 1940 Act. American National understands that the staff of the SEC has not reviewed the disclosures in this Prospectus relating to the Fixed Account portion of the Policy; however, disclosures regarding the Fixed Account portion of the Policy may be subject to generally applicable provisions of the federal securities laws regarding the accuracy and completeness of statements made in prospectuses.

American National guarantees that it will credit interest to the Fixed Account at an effective annual rate of at least 3.0% compounded daily. American National may, at its discretion, declare higher interest rate(s) for amounts allocated or transferred to the Fixed Account. With respect to each amount allocated to the Fixed Account, the declared interest rate in effect at the time of allocation will be credited for one year from that date.

THE POLICY

Purpose of the Policy

The Policy is designed to provide the Policyowner with lifetime insurance protection. Unlike traditional life insurance, the Policyowner is not required to pay scheduled premiums to keep a Policy in force, but may, subject to certain limitations, vary the frequency and amount of premium payments.

The Policy varies from conventional fixed benefit life insurance in a number of additional respects. Because the Death Benefit may, and the Accumulation Value will, vary with the investment experience of the chosen Subaccounts of the Separate Account, the Policyowner benefits from any appreciation in value of the underlying assets, but bears the investment risk of any depreciation in value.

Because the Policy provides for an accumulation of Surrender Value as well as a Death Benefit, the Policy can be used for various individual and business financial planning purposes. Purchasing the Policy in part for such purposes entails certain risks. For example, if the investment performance of the Subaccounts to which Policy Accumulation Value is allocated is poorer than expected, the Policy may lapse or may not accumulate sufficient Policy Accumulation Value or Surrender Value to fund the purpose for which the Policy was purchased. Withdrawals and Policy loans may significantly affect current and future Policy Accumulation Value, Surrender Value, or Death Benefit Proceeds. Depending upon Subaccount investment performance and the amount of a Policy loan, a loan may cause a Policy to lapse. Because the Policy is designed to provide benefits on a long-term basis, a purchaser should consider whether the nature of the Policy is consistent with a specialized purpose before purchasing a Policy. Using a Policy for a specialized purpose may have tax consequences. (See "FEDERAL TAX MATTERS" on page 23.)

Policy Application and Issuance

Individuals wishing to purchase a Policy must complete an application and submit it to American National's Home Office, American National Building, One Moody Plaza, Galveston, Texas 77550. A Policy will generally be issued only to individuals 90 years of age or less on their last birthday who supply satisfactory evidence of insurability to American National. Before accepting an application, we conduct underwriting to determine insurability. We reserve the right to reject an application or premium for any reason. If a Policy is not issued, we will return any submitted premium payment.

Premium Payments

The minimum initial premium for a Policy is $10,000. Except with respect to additional payments required in a grace period, any additional payment must be at least $5,000. No additional premium payments may be made after age 90 of the Insured, except as may be required in a grace period. Unless you designate otherwise in writing when submitting the payment to us, a payment received while a loan is outstanding generally is treated first as repayment of Policy loan interest, second as repayment of the Policy loan, and last as additional premium.

If additional payments would cause the Policy to violate the maximum premium limitations required by federal tax law, at the Policyowner's election, the Premium may be returned or the Specified Amount may be increased subject to underwriting requirements. (See "Increase in Specified Amount" on page 16.) We reserve the right to reject additional payments for any reason.

Policy Lapse and the Grace Period

The Policy will lapse when the Surrender Value is insufficient to cover the Monthly Deduction due on that date and a grace period expires without a sufficient premium payment. The grace period is 61 days from the date American National mails a notice that the grace period has begun. The notice will be addressed to the last known address on file with American National and will specify the premium required to keep the Policy in force.

Failure to pay the required amount within the grace period will result in lapse of the Policy as of the first day of the grace period. A lapse of the Policy may result in adverse tax consequences. If the Insured dies during the grace period, any overdue Monthly Deductions and Policy Debt will be deducted from the Death Benefit.

Reinstatement

A lapsed Policy may be reinstated at any time within five years after the end of the grace period if the Policy was not surrendered for its Surrender Value. Reinstatement will be effected based on the Insured's underwriting classification at the time of the reinstatement.

Reinstatement is subject to the following:
a. Evidence of insurability of the Insured satisfactory to American National
b. Reinstatement or repayment of any Policy Debt;
c. Payment of Premium sufficient to pay the following:
   1) the amount of any Monthly Deductions not paid during the grace period; and
   2) the amount of the Monthly Deductions for the next three months; and
   3) the amount necessary to pay the Premium tax expense charge.

The original Date of Issue, and the Dates of Issue of increases in Specified Amount (if applicable), will be used for purposes of calculating the surrender charges for the reinstated Policy. If any Policy Debt is reinstated, the amount thereof will be held in American National's General Account. Accumulation Value calculations will then proceed as described under "Determination of Accumulation Value" below. The Policy Date of reinstatement will be the first Monthly Deduction Date on or next following the date of approval by American National of the application for reinstatement.

ALLOCATION OF PREMIUM AND ACCUMULATION VALUE

Allocation of Premium

The Policyowner indicates in the application one or more Subaccounts and/or the Fixed Account to which a specified portion of the Net Premium should be applied. No allocation will be permitted which would result in less than 1% of the Net Premium being allocated to any one Subaccount and/or the Fixed Account. The minimum initial allocation to any Subaccount and/or the Fixed Account is $500. Changes in allocation of future Net Premiums (with the same 1% minimum) may be made at any time by written instruction to the Home Office or by telephone instruction, provided that a properly completed Telephone Transfer Authorization Form is on file with American National.

The initial Net Premium payment will be allocated to the Subaccount of the American National Money Market Portfolio, as of the Date of Issue, for 15 days. After the expiration of this period, the Accumulation Value will be allocated to the Subaccounts and/or the Fixed Account as selected by the Policyowner. If additional Premium is accepted, we will credit it to your Policy's Accumulation Value pursuant to your current allocation selections, unless you provide other instructions as of the date of payment.

Determination of Accumulation Value

Accumulation Value is determined on each Valuation Date. On the Date of Issue, Accumulation Value will equal the Net Premium, reduced by the Monthly Deduction. Thereafter, on each Valuation Date, the Accumulation Value of a Policy will equal:

   a) The sum of the values attributable to the Policy in each of the Subaccounts on that Valuation Date, determined for each Subaccount by multiplying the Subaccount's Accumulation Unit Value by the number of Accumulation Units allocated to the Policy; plus
   b) The value attributable to the Policy in the Fixed Account; plus
   c) Any Accumulation Value impaired by Policy Debt held in the General Account; plus
   d) Any Net Premiums received on that Valuation Date; less Any partial surrender, and its charge, made on that Valuation Date; less Any Monthly Deduction to be made on that Valuation Date; less Any federal or state income taxes charged against the Accumulation Value.

In computing the Policy's Accumulation Value, the number of Subaccount Accumulation Units allocated to the Policy is determined after any transfers among the Subaccounts or the Fixed Account and after deduction of transfer charges but before any other Policy transactions, such as receipt of Net Premiums and partial surrenders, on the Valuation Date.

Crediting of Accumulation Units

All Net Premiums allocated to and Accumulation Value transferred to a Subaccount will purchase Accumulation Units in the Subaccount. The number of Accumulation Units purchased is determined by dividing the dollar amount of the Net Premium allocated to the Subaccount by the Subaccount's Accumulation Unit Value next computed following allocation of the Net Premium.

Determining the Accumulation Unit Values

The Accumulation Unit Value of each Subaccount reflects the investment performance of that Subaccount. The Accumulation Unit Value of each Subaccount shall be calculated by: (i) multiplying the per share net asset value of the corresponding Eligible Portfolio on the Valuation Date times the number of shares held by the Subaccount, after the purchase or redemption of any shares on that date; (ii) subtracting therefrom a charge for the administrative fee and the mortality and expense risk fee for that Subaccount and (iii) dividing the result by the total number of Accumulation Units held in the Subaccount on the Valuation Date, before the purchase or redemption of any units on that date. The Accumulation Unit Value for each Subaccount shall be calculated at the end of each Valuation Period. Investment performance of the Eligible Portfolio companies, Eligible Portfolio company expenses, and the deduction of certain charges affect the Accumulation Unit Value for each Subaccount.

Transfers

Accumulation Value may be transferred among the Subaccounts and/or the Fixed Account subject to the following limits. The total amount transferred from each Subaccount must be at least $250, or the balance of the Subaccount, if less. The minimum amount that may remain in a Subaccount after a transfer is $100. Transfers may be requested in person, by mail, or by telephone. A Telephone Transfer Authorization Form must be on file at American National's Home Office before any telephone instructions will be allowed. American National will effectuate transfers and determine all values in connection with transfers on the later of the date designated in the request or at the end of the Valuation Period during which the transfer request is received. The maximum amount which may be transferred from the Fixed Account to the Subaccounts during a Policy Month is the greater of (a) ten percent of the amount in the Fixed Account, or
(b) $1,000.

The first twelve transfers per Policy Year will be permitted free of charge. Any additional transfers will be charged a $10.00 transfer fee at the time of the transfer which, will be deducted from the amount transferred. (See "Transfer Fee" on page 21). American National may at any time revoke or modify the transfer privilege, including the number of free transfers and the minimum amount transferable.

American National will employ reasonable procedures to confirm that the transfer instructions communicated by telephone are genuine, and if American National follows those procedures it will not be liable for any losses due to unauthorized or fraudulent instructions. American National may be liable for such losses if it does not follow reasonable procedures. The procedures American National will follow for telephone transfers include some form of personal identification prior to acting on instructions received by telephone, providing written confirmation of the transaction, and making a tape recording of the instructions given by telephone.

Dollar Cost Averaging

Under the dollar cost averaging program, the Policyowner can instruct American National to automatically transfer, on a periodic basis, a predetermined amount or percentage specified by the Policyowner from any one Subaccount or the Fixed Account, to any Subaccount(s) and/or the Fixed Account. The automatic transfers can occur monthly, quarterly, semi-annually or annually, but the amount transferred each time must be at least $1,000 in total. The transfer to each Subaccount must be at least $100. At the time the program begins, there must be at least $10,000 of Accumulation Value in the Policy. Dollar cost averaging results in the purchase of more Accumulation Units when the Accumulation Unit Value is low, and fewer units when the Accumulation Unit Value is high. However, there is no guarantee that the dollar cost averaging program will result in higher Accumulation Value or otherwise be successful.

The Policyowner can request participation in the dollar cost averaging program when purchasing the Policy or at a later date. Transfers will begin as specified by the Policyowner (or if not a Valuation Period, the next following Valuation Period). The Policyowner can specify that only a certain number of transfers will be made, in which case the program will terminate when that number of transfers has been made. Otherwise, the program will terminate on a transfer date if the Accumulation Value is less than $5,000 or if there are insufficient funds for the transfer from an account.

The Policyowner can increase or decrease the amount of the transfers or discontinue the program by sending written notice to American National or by telephone, if a Telephone Transfer Authorization Form is on file. There is no charge for participation in this program. Transfers of Accumulation Value made pursuant to this program will not be counted in determining whether the transfer fee applies.

Asset Allocation Program

Under the Asset Allocation Program, the Policyowner can instruct American National to allocate Premiums and Accumulation Value among the Subaccounts and the Fixed Account in accordance with allocation instructions specified by the Policyowner or allocation instructions recommended by American National and approved by the Policyowner. American National will rebalance a Policyowner's investment by allocating Net Premiums and transferring Accumulation Value among the Subaccounts and the Fixed Account to ensure conformity with current allocation instructions. Rebalancing will be performed on a calendar quarterly, semi-annual or annual basis as specified by the Policyowner. At the time the program begins, there must be at least $10,000 of Accumulation Value under the Policy. The Program will be discontinued if, on a rebalancing date, the Accumulation Value is less than $5,000.

The Policyowner can request participation in the Asset Allocation Program when purchasing the Policy or at a later date. The Policyowner can change his allocation percentage or discontinue the program by sending written notice or by telephone, if a Telephone Transfer Authorization Form is on file. There is no charge for participation in this program. Transfers of Accumulation Value made pursuant to this program will not be counted in determining whether the transfer fee applies.

DISTRIBUTIONS

Death Benefit

As long as the Policy remains in force, American National will, upon satisfactory proof of the Insured's death, pay the Death Benefit Proceeds of a Policy at the time of the Insured's death. The Death Benefit Proceeds may be paid in a lump sum or under one or more of the payment options set forth in the Policy. (See "Optional Methods of Payment" on page 19.)

Subject to the rights of any assignee, Death Benefit Proceeds will be paid to the surviving Beneficiary or Beneficiaries specified in the application or as subsequently changed. If no Beneficiary is chosen, the proceeds will be paid to the Insured's estate.

The amount of the Death Benefit Proceeds payable will be determined at the end of the Valuation Period during which the Insured's death occurred and is equal to: (1) the Death Benefit; minus (2) any Policy Debt; minus (3) any overdue Monthly Deduction when death occurs during a grace period. The Death Benefit equals the greater of:
   a) the initial Specified Amount plus any later increase and less any later decrease; or
   b) the Policy's Accumulation Value on the date of death multiplied by the corridor percentage for the Insured's attained age from the table shown below;

         Attained            Corridor    Attained   Corridor    Attained   Corridor
           Age              Percentage     Age     Percentage     Age     Percentage
           0-40                    250%        54         157%        68         117%
            41                     243%        55         150%        69         116%
            42                     236%        56         146%        70         115%
            43                     229%        57         142%        71         113%
            44                     222%        58         138%        72         111%
            45                     215%        59         134%        73         109%
            46                     209%        60         130%        74         107%
            47                     203%        61         128%     75-90         105%
            48                     197%        62         126%        91         104%
            49                     191%        63         124%        92         103%
            50                     185%        64         122%        93         102%
            51                     178%        65         120%        94         101%
            52                     171%        66         119%       95+         100%
            53                     164%        67         118%

Example. For this purpose, assume that the Insured is under the age of 40, the specified amount is $100,000, and that there is no outstanding Policy Debt or any due and unpaid monthly deductions. The Policy will initially provide for a $100,000 Death Benefit. However, because the Death Benefit cannot be less than 250% (the applicable corridor percentage) of Accumulation Value, any time the Accumulation Value of this Policy exceeds $40,000, the Death Benefit will exceed the $100,000 Specified Amount. If the Accumulation Value equals or exceeds $40,000, each additional dollar added to the Accumulation Value will increase the Death Benefit by $2.50. Thus, for a Policy with a Specified Amount of $100,000 and a Accumulation Value of $80,000, the Beneficiary will be entitled to a Death Benefit of $200,000 (250% x $80,000); Accumulation Value of $120,000 will yield a Death Benefit of $300,000 (250% x $120,000); and a Accumulation Value of $200,000 will yield a Death Benefit of $500,000 (250% x $200,000). Similarly, so long as Accumulation Value exceeds $40,000, each dollar decrease in Accumulation Value will reduce the Death Benefit by $2.50. If at any time, however, the Accumulation Value multiplied by the corridor percentage is less than the specified amount, the Death Benefit will equal the specified amount of the Policy.

The applicable corridor percentage becomes lower as the Insured's Attained Age increases. If the Attained Age of the Insured in the illustration were, for example, 50 (rather than under age 40), the applicable corridor percentage would be 185%. Therefore, the Death Benefit payable would not exceed the $100,000 specified amount unless the Accumulation Value exceeded approximately $54,054 (rather than $40,000), and each $1 increase or decrease in the Accumulation Value would change the Death Benefit by $1.85 (rather than $2.50).

Increase in Specified Amount

If the Policyowner elects, the Specified Amount may be increased to allow additional premium payments that would otherwise cause the Policy to violate the maximum premium limitations required by federal tax law. A written supplemental application must be submitted with the additional premium payment and American National may require additional evidence of insurability. An increase in the Specified Amount will become effective on the Monthly Deduction Date on or following the date a written request is approved by American National. American National may limit the number and size of increases in a Policy Year.

Each Policyowner who elects to increase the Specified Amount of a Policy will have a "free look period", which right will apply only to the Increase in Specified Amount and not the entire Policy. These rights are comparable to the rights of a purchaser of a new Policy. (See "Right to Examine" on page 22.) The Policyowner may cancel the increase in Specified Amount within 10 days (or more where required by applicable state insurance law) after the Policyowner has received the Policy as increased. We will return to you the Premiums paid adjusted by investment gains or losses, unless state insurance law requires otherwise.

An increase in the Specified Amount may result in certain increased charges, including the cost of insurance charge and the surrender charge, and may have Federal tax consequences. (See "CHARGES AND DEDUCTIONS" on page 20 and "FEDERAL TAX MATTERS" on page 23.)

Decreases in Specified Amount

A partial surrender will decrease the Specified Amount of the Policy. (See "Full Surrender and Partial Withdrawal" below.)

Full Surrender and Partial Withdrawal

At any time while the Policy is in force during the lifetime of the Insured, the Policyowner may partially or totally surrender the Policy, subject to the limitations discussed herein, by sending a written request to American National. Any surrender or partial withdrawal may be subject to a surrender charge and/or a federal tax penalty. (See "Surrender Charge" on page 21 and "FEDERAL TAX MATTERS" on page 23.)

If the Policy is being fully surrendered, the actual Policy form must be returned to American National along with the request. American National will pay the Surrender Value. Coverage under the Policy will terminate as of the date of a full surrender.

Upon a partial withdrawal, the amount of the partial withdrawal and any surrender charges will be deducted from the Accumulation Value at the end of the Valuation Period during which the request is received. If a partial withdrawal would leave less than $5,000 of Accumulation Value in the Policy, then the Policy will be fully surrendered. A request for a partial withdrawal should specify the allocation of that surrender from the Fixed Account and each Subaccount, as applicable. In the absence of specification, American National will take amounts as needed to satisfy the surrender in the manner set forth in "Monthly Deduction" on page 20.

Also upon a partial withdrawal, the Specified Amount generally will be reduced in the same proportion as the Accumulation Value. If, however, the decrease in Specified Amount would cause the Policy to violate the maximum premium limitations required by federal tax law, the withdrawal amount and/or the decrease in Specified Amount will be limited to the extent necessary to meet these requirements. Where increases in the Specified Amount occurred previously, a partial withdrawal will reduce the original Specified Amount first and then each increase in order, beginning with the least recent increase. Thus, partial withdrawals may affect the cost of insurance charge and have Federal tax consequences. (See "Cost of Insurance Charge" on page 20 and "FEDERAL TAX MATTERS" on page 23.)

Upon receipt of an application for a partial or full surrender of a Policy signed by the Policyowner, the applicable Accumulation Unit Value for determining the Accumulation Value will be the Accumulation Unit Value next determined after such application is received in American National's Home Office. (See "Determination of Accumulation Value" on page 14.) The Surrender Value of a Policy may be determined by deducting any surrender charge from the Accumulation Value. Partial or full surrenders will generally be paid within seven days of receipt of the written request in proper form. (See "Postponement of Payments" on page 23.)

If at the time the Policyowner makes a surrender request, he or she has not provided American National with a written election not to have federal and state income taxes withheld, American National is required by law to withhold such taxes from the taxable portion of any surrender, and to remit that amount to the federal and/or state government.

Systematic Withdrawal Program

Under the Systematic Withdrawal Program, the Policyowner can instruct American National to make automatic partial withdrawals of a predetermined dollar amount of Accumulation Value monthly, quarterly, semi-annually or annually from specified Subaccount(s) and/or the Fixed Account. The minimum systematic withdrawal payment is $100. The minimum systematic withdrawal from each Subaccount and/or from the Fixed Account is $50. The maximum amount which may be withdrawn each month from the Fixed Account is the greater of (a) ten percent of the amount in the Fixed Account, or (b) $1,000. Systematic withdrawals can be started at issue or at some date in the future. American National must receive written notification from the Policyowner specifying the dollar amount and the mode of payment. The Policyowner may specify systematic withdrawals be made from any Subaccount(s) and/or the Fixed Account. In the absence of specification, systematic withdrawals will be taken from each Subaccount and from the Fixed Account in the proportion that the Accumulation Value in each bears to the total Accumulation Value of the Policy. Surrender Charges and reductions in Specified Amount will apply in accordance with Policy provisions for partial withdrawals.

A qualified tax adviser should be consulted before a systematic withdrawal is requested since distributions may be taxable and subject to a penalty tax. (See "FEDERAL TAX MATTERS" on page 23.)

Waiver of Surrender Charges

American National will waive the surrender charge upon partial surrenders, systematic withdrawals and full surrenders in the event the Insured becomes confined to a hospital, hospice facility or convalescent care facility, disabled, diagnosed with a terminal illness, or involuntarily unemployed. Those waivers and any restrictions associated with such waivers are set forth below.

Nursing Home Waiver

The surrender charge will not be imposed as a result of any withdrawal made pursuant to the Insured's confinement, upon the written proof from a licensed physician, to the following facilities for 60 or more consecutive days: (a) a hospital licensed or recognized as a general hospital by the state in which it is located and is engaged in providing or operating diagnostic and major surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made and provides 24-hour nursing service by or under the supervision of a graduate registered nurse(R.N.);
(b) convalescent care facility licensed by the state as a convalescent nursing facility, a skilled nursing facility, a convalescent hospital, a convalescent unit of a hospital, an intermediate care facility, or a custodial care facility and provides continuous nursing service by or under the supervision of a physician or a graduate registered nurse(R.N.) and maintains a daily record of each patient which is available for review by American National and administers a planned program of observation and treatment by a physician which is in accordance with existing standards of medical practice for the injury or sickness causing the confinement; and (c) hospice facility which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a physician and is licensed, certified or registered in accordance with state law. Proof of confinement must be provided. This waiver only applies to surrenders and withdrawals requested no later than 90 days after the last day of confinement to such facility. The nursing home waiver is not available if the Insured is confined to a hospital, nursing home or hospice facility on the Date of Issue and if the application is signed by power of attorney. The Insured must be age 80 or younger on the Date of Issue and must have entered the hospital, convalescent care facility or hospice facility after 90 days from the Date of Issue.

Disability Waiver

The surrender charge will not be imposed upon any withdrawal while the Insured is physically disabled. American National requires proof of such disability, including written confirmation of receipt and approval of any claim for Social Security Disability Benefits. Proof of continued disability may be required through the date of any partial surrender or systematic withdrawal. American National reserves the right to have any Insured claiming such disability examined by a licensed physician. The disability waiver is not available if the Insured is receiving Social Security Disability Benefits on the Date of Issue or is age 65 or older. American National will not accept any additional Premium once the Disability Waiver has been elected. The disability waiver may not be available in all states.

Involuntary Unemployment Waiver

American National will waive the surrender charge for any partial surrender or systematic withdrawal in the event the Insured becomes involuntarily unemployed. The involuntary unemployment waiver is available upon submission of a letter from a state Department of Labor indicating the Insured was employed at least 60 days prior to the election of such waiver. The involuntary unemployment waiver may be exercised only once and is not available if the Insured is receiving unemployment benefits on the Date of Issue. The involuntary unemployment waiver may not be available in all states.

Terminal Illness Waiver

American National will waive the surrender charge for any surrenders or withdrawals where the Insured is diagnosed with a terminal illness. American National will require proof of such illness including written confirmation from a licensed physician. American National reserves the right to have a Insured diagnosed with such illness examined by a licensed physician. American National will not accept any additional Premium once the Terminal Illness Waiver has been elected. The terminal illness waiver may not be available in all states.

Policy Loans

Loan Privileges

So long as the Policy remains in effect, the Policyowner may borrow money from American National using the Policy as the only security for the loan. The minimum amount that may be borrowed is $100. The maximum amount that may be borrowed is 90% of the Policy Surrender Value at the end of the Valuation Period during which the loan request is received. Policyowners in certain states may borrow 100% of the Surrender Value. Loans usually are funded within seven days after receipt of a written request. (See "Postponement of Payments" on page 23.) Loans may result in adverse tax consequences and/or penalties. (See "FEDERAL TAX MATTERS" on page 23.)

When a loan is made, some or all of the loan may be borrowed on a preferred basis. The amount available as a preferred loan is equal to the Accumulation Value less Policy Debt and less premiums paid. A loan may be classified as preferred only at the time the loan is made and the loan classifications do not change.

Loan Interest

Loan interest will accrue on a daily basis at a rate of 5.0% per year and is due on each Policy Anniversary. If interest is not paid when due, a new loan will be made on the interest due date equal to the interest due.

Effect of Policy Loans

On the date of the Policy loan, Accumulation Value equal to the loan amount will be transferred on a pro-rata basis from the Subaccount(s) and/or the Fixed Account to American National's General Account as security for the indebtedness. No charge will be imposed for these transfers.

Amounts held in the General Account as security for loans will earn interest at an annual rate of 5.0%, if the loan is preferred, or 3% otherwise. Interest is credited on the Policy anniversary. Interest earned on amounts held in the General Account will be allocated to the Subaccounts and/or the Fixed Account on each Policy anniversary in the same proportions as Net Premiums are being allocated to those Subaccounts and/or the Fixed Account at that time.

A Policy loan will permanently affect the Accumulation Value of a Policy, even if the loan is repaid. The effect could be favorable or unfavorable depending on whether the investment performance of the Subaccount(s) and/or the Fixed Account selected by the Policyowner is less than or greater than the interest rate credited to the Accumulation Value held in the General Account to secure the loan. In comparison to a Policy under which no loan was made, the Accumulation Value will be lower if the General Account interest rate is less than the investment performance of the Subaccount(s) and/or the Fixed Account, and greater if the General Account interest rate is higher than the investment performance of the Subaccount(s) and/or the Fixed Account. Also, if not repaid, the aggregate outstanding loan(s) will reduce the Death Proceeds and Cash Surrender Value otherwise payable.

Policy Debt

The Policy Debt equals the total of Policy loans and accrued interest on Policy loans. If the Policy Debt exceeds the Accumulation Value less any surrender charge, the Policyowner must pay the excess. American National will send a notice of the amount that must be paid. If the Policyowner does not make the required payment within the 61 days after American National sends the notice, the Policy will terminate without value. A lapsed Policy may later be reinstated. (See "Policy Lapse and the Grace Period" and "Reinstatement" on page 14.)

Repayment of Policy Debt

Loans may be completely or partially repaid at any time while the Insured is living. Payments received for repayment of Policy Debt are first applied toward non-preferred loans. Unless you designate otherwise in writing when submitting the payment to us, a payment received while a loan is outstanding generally is treated first as repayment of Policy loan interest, second as repayment of the Policy loan, and last as additional Premium. As Policy Debt is repaid, Accumulation Value equal to the loan amount repaid will be transferred from the General Account to the Separate Account and/or the Fixed Account in the same proportions as Net Premiums are being allocated at the time of repayment. The transfer will occur at the end of the Valuation Period during which the repayment is received. If not repaid, American National will deduct Policy Debt from any amount payable under the Policy.

Payment of Policy Benefits

Death Benefit proceeds under the Policy will usually be paid within seven days after American National receives Satisfactory Proof of Death. Accumulation Value benefits will ordinarily be paid within seven days of receipt of a written request. American National reserves the right to defer payment of any partial and full Surrenders, refunds or Policy Loans which would be derived from a Premium payment made by a check which has not cleared the banking system. Payments may also be postponed in certain other circumstances. (See "Postponement of Payments" on page 23.) The Policyowner may decide the form in which the benefits will be paid. During the Insured's lifetime, the Policyowner may arrange for the Death Benefit proceeds to be paid in a lump sum or under one or more of the optional methods of payment described below. These choices are also available if the Policy is surrendered. If no election is made, American National will pay the benefits in a lump sum.

When Death Benefits are payable in a lump sum and no election of an optional method of payment is in force at the death of the Insured, the Beneficiary may select one or more of the optional methods of payment.

An election or change of method of payment must be in writing. A change in Beneficiary revokes any previous settlement election. Further, if the Policy is assigned, any amount due to the assignee will first be paid in one sum. The balance, if any, may be applied under any payment option. Once payments have begun, the payment option may not be changed.

Optional Methods of Payment

  In addition to a lump sum payment of benefits under the Policy, any proceeds to be paid under the Policy may be paid in any of four methods. Any amount left with American National for payment under a settlement option will be transferred to our General Account and will not be affected by the investment performance associated with the Separate Account. American National may make other options available in the future.

When proceeds become payable in accordance with a settlement option, the Policy will be exchanged for a supplementary contract specifying all rights and benefits. The effective date will be the date of the Insured's death or other termination of the Policy.

Should the Beneficiary die before all proceeds have been paid, the remaining proceeds will be paid either to the estate of the Beneficiary or in any other manner provided for in the supplementary contract or as otherwise provided for under applicable law.

The Policyowner may elect to have the proceeds of this Policy paid under any of the payment options described below.

Option 1. Installments for a Fixed Period. Equal installments will be paid for a fixed number of years. Installments will include interest at the effective rate of 2.5% per year. At American National's option, additional interest may be paid.

Option 2. Installments for a Fixed Period and Life Thereafter. Equal monthly installments will be paid for as long as the payee lives with installments certain for a fixed period. The fixed period may be 10 years, 20 years, or until the sum of all the installments equals the net sum payable.

Option 3. Installments of a Fixed Amount. Equal annual, semiannual, quarterly, or monthly installments will be paid. The sum of the installments paid in one year must be at least $40.00 for each $1,000.00 of proceeds. Installments will be paid until the total of the following amounts is exhausted: (1) the net sum payable; plus (2) interest at the effective rate of 2.5% per year; plus (3) any additional interest that American National may elect to pay. The final installment shall be the balance of the proceeds payable plus interest, and may be more or less than the other installments.

Option 4. Interest Payment. American National will hold the proceeds at interest. Interest will be paid at the effective rate of 2.5% per year. Additional interest may be paid at American National's option. On interest due dates, an amount of at least $100.00 may be withdrawn from the amount held. If the amount held falls below $2,000.00, American National will pay the entire amount held to the payee.

GENERAL PROVISIONS FOR SETTLEMENT OPTIONS

Typically, the first installment under Option l, 2 or 3 will be paid as of the date the proceeds are available. The first installment may be postponed for up to ten (10) years, but only with American National's consent. If it is postponed, the proceeds payable will accumulate with compound interest at the effective rate of 2.5% per year. Additional interest may be paid at American National's option.

To avoid paying installments of less than $20.00 each, American National may:
   a) change the installments to a quarterly, semi annual or annual basis;
      and/or
   b) reduce the number of installments.

If the Policyowner elects an option, the Policyowner may restrict the Beneficiary's right to assign, encumber, or obtain the discounted present value of any unpaid amount.

Except to the extent permitted by law, unpaid amounts are not subject to any claims of a Beneficiary's creditors. In no case may a Beneficiary receive the discounted present value of installments payable under Option 2. At American National's option, a Beneficiary may be permitted to receive the commuted present value of installments under the other options. The effective interest rate used to compute discounted present value is equal to the interest rate used in computing the settlement option, plus 1%.

If the payee dies after payments have started under Option l or 2, American National will pay the discounted present value of any unpaid fixed-period installments to the payee's estate; under Option 3 or 4, American National will pay any balance held by American National to the payee's estate. With American National's consent, the option elected may provide for payment in another manner.

Election of an option where proceeds are to joint or successive payees or proceeds are payable to other than a natural person may be made only with the consent of American National.

CHARGES AND DEDUCTIONS

American National may realize a profit on any charge or deduction under the Policy. Any such profit may be used for any purpose, including the payment of distribution costs.

Premium Charges

Tax Expense Charge. After the first Policy Year, Premiums paid will be reduced by a 4% charge prior to allocation among the Subaccounts or the Fixed Account. This charge is to reimburse American National for State premium taxes, federal deferred acquisition cost taxes and related administrative expenses.

Monthly Deduction

On each Monthly Deduction Date, the Monthly Deduction will be deducted from the Accumulation Value of the Policy to compensate American National for the insurance provided and for tax related expenses. Each of these charges is described in more detail below. The Monthly Deduction will be allocated among the Subaccounts and the Fixed Account in the same proportion as the Accumulation Value in each Subaccount and the Fixed Account, bears to the total Accumulation Value on that date. Because portions of the Monthly Deduction, such as the cost of insurance, can vary from month to month, the Monthly Deduction itself may vary in amount from month to month.

Cost of Insurance Charge

This charge is deducted from the Policy's Accumulation Value on each Monthly Deduction Date, as part of the Monthly Deduction. The cost of insurance charge compensates American National for providing insurance protection under your Policy. Currently, the cost of insurance charge for a Policy is calculated as a percentage of the Accumulation Value on the Monthly Deduction Date. The charge is based on the duration of the insurance, which is determined separately for the Specified Amount at issue and for any increase in Specified Amount. To determine the cost of insurance, Accumulation Value will be allocated proportionately based on Specified Amounts to the original and increase insurance segments. We may, at our discretion, change the cost of insurance charges. However, the cost of insurance charge deducted on a Monthly Deduction Date is guaranteed not to exceed the amount calculated using the guaranteed cost of insurance rates set forth in the Policy for that date. The guaranteed cost of insurance rate for a Monthly Deduction Date under a Policy depends on the Insured's sex and age on the first day of a Policy Year. The maximum cost of insurance charge for a Monthly Deduction Date is equal to the Policy's net amount at risk multiplied by the guaranteed cost of insurance rate for that date. The net amount at risk on any Monthly Deduction Date is the Death Benefit which would be payable on the Monthly Deduction Date less the Accumulation Value on the Monthly Deduction Date after deducting the Tax Expense Charge and Annual Fee.

Tax Expense Charge

This charge is included in the Monthly Deduction to reimburse American National for tax expenses associated with Premium paid in the first Policy Year. The annual rate of this charge is guaranteed not to exceed 0.40% of the Accumulation Value attributable to premium paid in the first Policy Year. The Accumulation Value attributable to premium paid in the first Policy Year is calculated as the First Year Premium Percentage times the Accumulation Value on the Monthly Deduction Date. Currently, there is no tax expense charge after the tenth policy year.

The First Year Premium Percentage is recalculated every time Premium is paid. During the first Policy Year and prior to receiving any Premium after the first Policy Year, the First Year Premium Percentage is one. When Premium is paid after the first Policy Year, the First Year Premium Percentage is calculated as
(a) multiplied by the result of one minus the quotient of (b) divided by (c), where (a) is the First Year Premium Percentage immediately before receipt of the Premium, (b) is the amount of the additional Premium paid, and (c) is the Policy's total Accumulation Value immediately after receipt of the additional Premium. For example, assume the Policyowner paid $10,000 of Premium at issue followed by $5,000 in on Policy Anniversaries 2 and 3 and the Accumulation Value grows by 5% each year. The First Year Premium Percentage would change as follows:

                                            (c) Accumulation      First Year
       (a) Prior First Year  (b) Premium     Value Immediately     Premium
Year    Premium Percentage      Amount         after Premium      Percentage

1          100.00%            $10,000           $10,000             100.00%
2          100.00%            $ 5,000           $15,500              67.74%
3           67.74%            $ 5,000           $21,275              51.82%

Asset Charge

An asset charge will be deducted from the Accumulation Value at an annual rate of 1.25%. Such is to compensate American National for administrative and distribution expenses and for mortality and expense risks assumed in connection with the Policy. The mortality risk assumed by American National is that Insureds as a class may live for a shorter time than assumed (necessitating a greater amount of Death Benefit payments) and that fees deducted may not prove sufficient to cover actual costs. The expense risk assumed is that expenses incurred in issuing and administering the Policies will exceed the charges provided for in the Policies.

For Accumulation Value held in the Fixed Account or the General Account, the asset charge will be deducted on each Monthly Deduction Date. For Accumulation Value held in the Separate Account, the asset charge will be deducted on each Valuation Date that American National is open for business. The daily charge will be deducted from the net asset value of each Subaccount, on each Valuation Date. Where the previous day or days was not a Valuation Date, the deduction on the Valuation Date will be calculated as (a) raised to the (b) power, minus one, where (a) is one plus the annual rate and (b) is the number of days since the last Valuation Date divided by 365.

Annual Fee

A $35.00 annual fee will be assessed on the first Monthly Deduction Date of each Policy Year. Currently, the annual fee is waived when the Accumulation Value exceeds $50,000 on the Monthly Deduction Date.

Portfolio Company Annual Expenses

Amounts invested in the Subaccounts will be subject to the Eligible Portfolio annual expenses shown on page 7.

Surrender Charge

If a Policy is totally surrendered or lapses or a partial withdrawal is made, American National may assess a surrender charge based upon the amount of Premium withdrawn and the amount of the Surrender Premium shown on the Policy Data Page. Surrender Premiums are calculated separately for the original Specified Amount and for each increase in Specified Amount.

Withdrawals of Accumulation Value are made in the following order. First, the Free Withdrawal Amount as defined below is withdrawn. Once withdrawals exceed the Free Withdrawal Amount, then withdrawals are made from Surrender Premiums, on a first paid, first withdrawn basis. Finally, when withdrawals exceed both earnings and Surrender Premiums, then withdrawals are made from Premiums paid in excess of the total Surrender Premium, on a first paid, first withdrawn basis.

At any time, the Free Withdrawal Amount, equal to the greater of (i) Accumulation Value less the sum of Premiums not previously withdrawn plus outstanding Policy Debt, or (ii) Accumulation Value multiplied by the Free Withdrawal Percentage, may be withdrawn without a Surrender Charge. The Free Withdrawal Percentage is reset at the beginning of each Policy Year to 10%. Each time a withdrawal is made, the Free Withdrawal Percentage is reduced by the percentage withdrawn, which is the amount of the withdrawal divided by the Accumulation Value immediately prior to the withdrawal.

Surrenders of amounts in excess of the Free Withdrawal Amount include a return of Premium that may be subject to a surrender charge. For any Surrender Premium returned, a Surrender Charge is imposed based upon the number of years since the Surrender Premium was paid. The Policy's Surrender Premium will be reduced to reflect any Surrender Premium on which a Surrender Charge is paid. The Surrender Charge is a percentage of the Surrender Premium withdrawn. There are no Surrender Charges for withdrawals of Premiums in excess of the total Surrender Premium. The Surrender Charge period and the Surrender Charge percentages are shown in the following table:

        Number of Years Since             Surrender Charge
      Surrender Premium Was Paid             Percentage

                  1                            9.00%
                  2                            8.50%
                  3                            8.00%
                  4                            7.00%
                  5                            6.00%
                  6                            5.00%
                  7                            4.00%
                  8                            3.00%
                  9                            2.00%
              10 or more                       0.00%

Other Charges

Transfer Fee

A transfer fee of $10.00 will be imposed for each additional transfer among the Subaccounts and Fixed Account after twelve transfers per Policy Year to compensate American National for the costs of effecting the transfer. This fee will be deducted from the amount transferred. The amount of the transfer fee will not be increased.

Charges for Taxes

Currently, no charge will be made against the Separate Account for federal, state or local income taxes. American National may, however, make such a charge in the future if income or gains within the Separate Account will incur any federal, or any significant state or local tax treatment or if tax treatment of American National changes. Charges for such taxes if any, would be deducted from the Separate Account and/or the Fixed Account. American National would not realize a profit on such taxes with respect to the Policies.

Exceptions to Charges

Policy charges and deductions may be reduced for, or additional amounts credited on, sales of Policies to a trustee, employer, or similar entity representing a group where American National determines that such sales result in savings of sales or administrative expenses. In addition, directors, officers and bona fide full-time employees (and their spouses and minor children) of SM&R and American National are permitted to purchase Policies with substantial reduction of the surrender charges, mortality and expense risk fees, or administrative charges.

The Policies may be sold directly, without compensation, to a registered representative, to employees, officers, directors, and trustees of American National and its affiliated companies, and spouses and immediate family members (i.e., children, siblings, parents and grandparents) of the foregoing, and to employees, officers, directors, trustees and registered representatives of any broker-dealer authorized to sell the Policies, and spouses and immediate family members of the foregoing. If sold under these circumstances, a Policy may be credited, in part or in whole, with any cost savings resulting from the Policy being sold directly, rather than through an agent with an associated commission, but only if such credit will not be unfairly discriminatory to any person.

GENERAL PROVISIONS

The Contract

The Policy, the application, any supplemental applications, and any riders, amendments or endorsements make up the entire contract. All statements made by the Insured in the application, in the absence of fraud, are considered representations and not warranties. Only statements in the application that is attached to the Policy and any supplemental applications made a part of the Policy when a change in coverage went into effect can be used to contest a claim or the validity of the Policy. The President, Vice President or Secretary of American National must approve any changes in writing. No agent has the authority to alter or modify any of the terms, conditions or agreements of the Policy or to waive any of its provisions.

Right to Examine

If you are not satisfied with your Policy, you may return it to our agent or us within 10 days (or more where required by applicable State insurance law) after you receive the Policy. We will cancel your Policy as of the date any insurance became effective and return to you the Premiums paid adjusted by investment gains or losses, unless state insurance law requires otherwise.

To cancel the Policy, the Policyowner should mail or deliver the actual Policy form to American National at the Home Office or to the office of one of its agents. A refund of premiums paid by check may be delayed until the check has cleared the Policyowner's bank. (See "Postponement of Payments" on page 23.)

Control of Policy

The Policyowner is as shown in the application or subsequent written endorsement. Subject to the rights of any irrevocable Beneficiary and any assignee of record, all rights, options, and privileges belong to the Policyowner, if living; otherwise to any contingent owner or owners, if living; otherwise to the estate of the last Policyowner to die. If the Policyowner is a minor, first the Applicant, then the Beneficiary, if living and legally competent may exercise all rights of ownership.

Beneficiary

The Policyowner may name both primary and contingent Beneficiaries. The Beneficiary(ies) and their designated class are specified in the application. Payments will be shared equally among Beneficiaries of the same class unless otherwise stated. If a Beneficiary dies before the Insured, payments will be made to any surviving Beneficiaries of the same class; otherwise to any Beneficiary(ies) of the next class; otherwise to the estate of the Insured.

Change of Beneficiary

The Policyowner may change the Beneficiary by written request on a Change of Beneficiary form at any time during the Insured's lifetime unless otherwise provided in the previous designation of Beneficiary. American National, at its option, may require that the actual Policy form be returned to the Home Office for endorsement of any change, or that other forms be completed. The change will take effect as of the date the change is recorded at the Home Office. American National will not be liable for any payment made or action taken before the change is recorded. No limit is placed on the number of changes that may be made.

Change in Policyowner or Assignment

In order to change the owner of the Policy or assign Policy rights, an assignment of the Policy must be made in writing and filed with American National at its Home Office. The change will take effect as of the date the change is recorded at the Home Office, and American National will not be liable for any payment made or action taken before the change is recorded. Payment of proceeds is subject to the rights of any assignee of record. No partial or contingent assignment of the Policy will be permitted. A collateral assignment is not a change of ownership.

Payment of Proceeds

The proceeds are subject first to any Policy Debt and then to the interest of any assignee of record. Payments to satisfy any such Policy Debt and to any assignee shall each be paid in one sum. The balance of any Death Benefit proceeds shall be paid in one sum to the designated Beneficiary unless an optional method of payment is selected. If no beneficiary survives the Insured, the proceeds shall be paid in one sum to the estate of the Insured. Any proceeds payable on the Maturity Date or upon full surrender shall be paid in one sum unless an Optional Method of Payment is elected.

Incontestability

The Policy is incontestable after it has been in force during the lifetime of the Insured for two years from the Date of Issue. An increase in the Specified Amount after the Date of Issue shall be incontestable after such increase has been in force during the lifetime of the Insured for two years from its Policy Date. Any reinstatement of a Policy shall be incontestable only after having been in force during the lifetime of the Insured for two years after the Policy Date of the reinstatement.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the amount of the Death Benefit will be adjusted. The Death Benefit will be adjusted in proportion to the correct and incorrect cost of insurance rates.

Suicide

Suicide within two years of the Date of Issue is not covered by the Policy unless otherwise provided by a state's insurance law. If the Insured, while sane or insane, commits suicide within two years after the Date of Issue, American National will pay only the premiums received less any partial surrenders and Policy Debt. If the Insured, while sane or insane, commits suicide within two years after the Policy Date of any increase in the Specified Amount, American National's liability with respect to such increase will only be the total cost of insurance and expenses paid to date for the increase. If the Insured, while sane or insane, commits suicide within two years from the Policy Date of reinstatement, American National's liability with respect to such reinstatement will only be for the return of cost of insurance and expenses, if any, paid on or after the reinstatement.

Postponement of Payments

Payment of any amount upon full surrender, partial surrender, Policy loans, benefits payable at death or maturity, and transfers may be postponed whenever:
(i) the New York Stock Exchange is closed, other than customary week-end and holiday closings, or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission ("Commission"); (ii) the Commission, by order, permits postponement for the protection of Policyowners; or (iii) an emergency exists, as determined by the Commission, as a result of which, disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets. Surrenders, loans or partial surrenders from the Fixed Account may be deferred for up to 6 months from the date of written request.

Dividends

The Policy is non-participating. This means the Policy is not eligible for dividends and does not participate in any distribution of American National's surplus.

DISTRIBUTOR OF THE POLICIES

SM&R, One Moody Plaza, Galveston, Texas 77550-7999, a wholly-owned subsidiary of American National, will act as the principal underwriter of the Policies pursuant to a Distribution and Administrative Services Agreement between itself and American National. SM&R was organized under the laws of the State of Florida in 1964, and is a registered broker/dealer pursuant to the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers. (See the American National Fund's Prospectus.)

Registered representatives of SM&R who sell the Policy will receive commissions from SM&R based upon a commission schedule. After issuance of the Policy, broker/dealers will receive sales commissions aggregating to no more than 9.0% of the Surrender Premiums. Upon any subsequent increase in Specified Amount, commissions will be paid based on the amount of the increase in Surrender Premium. SM&R and American National may authorize other registered broker/dealers and their Registered Representatives to sell the Policies subject to applicable law.

FEDERAL TAX MATTERS

The following summary provides a general description of the Federal income tax considerations associated with the Policy and does not purport to be complete or to cover all situations. This discussion is not intended as tax advice. Counsel or other competent tax advisers should be consulted for more complete information. This discussion is based upon American National's understanding of the present Federal income tax laws as they are currently interpreted by the Internal Revenue Service (the "Service"). No representation is made as to the likelihood of continuation of the present Federal income tax laws or of the current interpretations by the Internal Revenue Service. Moreover, no attempt has been made to consider in detail any applicable state (except premium taxes, see "CHARGES AND DEDUCTIONS" on page 20) or other tax laws.

If you are contemplating a Policy in connection with a qualified retirement plan, you should consult a qualified tax adviser.

Tax Status of the Policy

Definition of Life Insurance

Section 7702 of the Internal Revenue Code of 1986, as amended ("Code") defines a life insurance contract for Federal income tax purposes.

The Section 7702 definition can be met if a life insurance contract satisfies either one of two tests set forth in that section. The manner in which these tests should be applied to certain features of the Policy is not directly addressed by Section 7702 or proposed regulations issued under that section. The presence of these Policy features, the absence of final regulations, and the lack of other pertinent interpretations of Section 7702, thus create some uncertainty about the application of Section 7702 to the Policy.

Nevertheless, American National believes that it is reasonable to conclude that the Policy qualifies as a life insurance contract for federal tax purposes, so that the death benefit should be fully excludible from the gross income of the beneficiary under Section 101(a)(1) of the Code and the Policyowner should not be considered in constructive receipt of the Surrender Value, including any increases, unless and until they are distributed from the Policy.

If a Policy were determined not to be a life insurance contract for purposes of
Section 7702, such Policy would not provide most of the tax advantages normally provided by a life insurance contract. American National thus reserves the right to make changes in the Policy if such changes are deemed necessary to attempt to assure its qualification as a life insurance contract for tax purposes.

Diversification and Investor Control

Section 817(h) of the Code requires that the investments of each of the Sub-Accounts must be "adequately diversified" in accordance with Treasury regulations in order for the Policy to qualify as a life insurance contract under the Code. The Subaccounts, through the Eligible Portfolios, intend to comply with the diversification requirements prescribed in Treas. Reg. (S) 1.817-5, which affect how an Eligible Portfolio's assets are to be invested. American National believes that the Subaccounts will, therefore, meet the diversification requirements, and American National will monitor continued compliance with this requirement.

In certain circumstances, owners of variable life insurance contracts may be considered the owners, for federal income tax purposes, of the assets of the subaccounts used to support their contracts. In those circumstances, income and gains from the subaccount assets would be includible in the variable contract owner's gross income. The IRS has stated in published rulings that a variable contract owner will be considered the owner of subaccount assets if the contract owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations concerning diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., the Policyowner), rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular sub-accounts without being treated as owners of the underlying assets."

The ownership rights under the Policy are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that contract owners were not owners of subaccount assets. For example, the investment objective of certain Eligible Portfolios may be narrower and a Policyowner has additional flexibility in allocating purchase payments and Policy values. These differences could result in a Policyowner being treated as the owner of a pro rata portion of the assets of the Subaccounts. In addition, American National does not know what standards will be set forth, if any, in the regulations or rulings that the Treasury Department has stated it expects to issue. American National therefore reserves the right to modify the Policy as necessary to attempt to prevent a Policyowner from being considered the owner of a pro rata share of the assets of the Subaccounts.

Tax Treatment of Policy Benefits

The following discussion assumes that the Policy will qualify as a life insurance contract for Federal income tax purposes.

General

American National Life believes that the proceeds and Policy Accumulation Value increases of a Policy should be treated in manner consistent with a fixed-benefit life insurance contract for Federal income tax purposes. Thus, the death benefit under the Policy should be excludable from the gross income of the beneficiary under Section 101(a)(1) of the Code.

Depending on the circumstances, the exchange of a Policy, a Policy loan, a partial surrender, a surrender, a change in ownership, or an assignment of the Policy may have Federal income tax consequences. In addition, Federal, state and local estate, transfer, and other tax consequences of ownership or receipt of Policy proceeds depend on the circumstances of each Policyowner or Beneficiary. If the Policy is used in connection with tax-qualified retirement plans, certain limitations prescribed by the Service on, and rules with respect to the taxation of, life insurance protection provided through such plans may apply.

The Policy may continue after the Insured attains age 100. The tax consequences associated with continuing a Policy beyond age 100 are unclear. A qualified tax adviser should be consulted on this issue.

The Policy may also be used in various arrangements, including nonqualified deferred compensation or salary continuance plans, split dollar insurance plans, executive bonus plans, retiree medical benefit plans and others. The tax consequences of such plans may vary depending on the particular facts and circumstances of each individual arrangement. Therefore, if you are contemplating the use of a Policy in any arrangement the value of which depends in part on its tax consequences, you should be sure to consult a qualified tax adviser regarding the tax attributes of the particular arrangement. Moreover, in recent years, Congress has adopted new rules relating to corporate owned life insurance. Any business contemplating the purchase of a new life insurance contract or a change in an existing contract should consult a qualified tax adviser.

Generally, the Policyowner will not be deemed to be in constructive receipt of the Policy Accumulation Value, including increments thereof, until there is a distribution. Upon a full surrender or lapse of a Policy, the excess, if any, of the amount received plus the amount of indebtedness over the total investment in the contract will generally be taxed as ordinary income. The tax consequences of other distributions from, and loans taken from or secured by, a Policy depend on whether the Policy is classified as a "Modified Endowment Contract'' ("MEC"). You should be aware that, in almost all cases, the Policy will be a MEC.

Modified Endowment Contracts

Section 7702A establishes a class of life insurance contracts designated as "Modified Endowment Contracts." In general, a Policy will be a MEC if at any time during the first seven Policy Years the sum of Premiums paid exceeds the sum of the net level premiums that would have been paid on or before such time if the Policy provided for paid-up future benefits after the payment of seven level annual premiums. While classification as a MEC will depend on the individual circumstances of each Policy, in almost all cases the Policy is expected to be a MEC. The determination of whether a Policy will be a MEC after a material change generally depends upon the relationship of the Death Benefit and Policy Accumulation Value at the time of such change and the additional premiums paid in the seven years following the material change. If a Policy is not a MEC, since the rules relating to whether that Policy could become a MEC as the result of a proposed Policy transaction are complex and cannot be fully described in the limited confines of this summary, Policyowners should consult with a qualified tax adviser to determine whether such a Policy transaction will cause the Policy to be treated as a MEC.

Distributions from Policies Classified as Modified Endowment Contracts

Policies classified as MECs will be subject to the following tax rules: First, all distributions, including distributions upon surrender and withdrawal, up to the excess, if any, of the Policy Accumulation Value immediately before the distribution over the investment in the contract (described below) at such time are treated as ordinary income subject to tax. Second, a 10 percent additional income tax is imposed on the portion of any distribution from a MEC that is included in income except where the distribution is made on or after the Policyowner attains age 59 1/2, is attributable to the Policyowner's becoming disabled, or is part of a series of substantially equal periodic payments for the life (or life expectancy) of the Policyowner or the joint lives (or joint life expectancies) of the Policyowner and the Policyowner's beneficiary. Third, loans taken from or secured by a MEC are treated as distributions and taxed accordingly. Past due loan interest that is added to the loan amount is treated as a loan.

If a Policy becomes a MEC after it is issued, distributions made during the Policy Year in which it becomes a MEC, distributions in any subsequent Policy Year and distributions within two years before the Policy becomes a MEC will be subject to the tax treatment described above. This means that a distribution from a Policy that is not a MEC could later become taxable as a distribution from a MEC.

Distributions From Policies Not Classified as Modified Endowment Contracts

Any Policy issued in exchange for a MEC will be subject to the tax treatment accorded to a MEC. However, American National believes that any Policy issued in exchange for a life insurance contract that is not a MEC generally will not be treated as a MEC if the Death Benefit of the Policy is greater than or equal to the death benefit of the contract being exchanged. The payment of any premiums at the time of or after the exchange may, however, cause the Policy to become a MEC. A Policyowner may, of course, choose not to exercise the right to make additional payments in order to prevent a Policy from being treated as a MEC.

If your Policy is not a MEC, distributions from the Policy are generally treated as first recovering the investment in the contract (described below) and then, only after the return of all such investment in the contract, as distributing taxable income. In the first 15 years after the Policy is issued, an exception to this general rule occurs when there is a decrease in the Policy's death benefit or any other change that reduces future benefits under the Policy and that results in a cash distribution to the Policyowner in order for the Policy to continue complying with the Section 7702 definitional limits. Such a cash distribution will be taxed in whole or in part as ordinary income (to the extent of any gain in the Policy) under rules prescribed in Section 7702.

Loans from, or secured by, a Policy that is not a MEC are not treated as distributions. Instead, such loans are treated as indebtedness of the Policyowner.

Finally, the 10 percent additional tax is not imposed on distributions from (including distributions upon surrender) nor loans from, or secured by, a Policy that is not a MEC.

Policy Loan Interest

Interest paid on any loan under a Policy generally is not deductible. A Policyowner should consult a tax adviser before deducting any Policy loan interest.

Investment in the Contract

Investment in the contract means: (i) the aggregate amount of any premiums or other consideration paid for a Policy, minus (ii) the aggregate amount received under the Policy that is excluded from gross income of the Policyowner (except that the amount of any loan from, or secured by, a Policy that is a MEC will be disregarded to the extent such amount is excluded from gross income), plus (iii) the amount of any loan from, or secured by, a Policy that is a MEC to the extent that such amount is included in the gross income of the Policyowner.

Multiple Policies

All MEC that are issued by American National (or its affiliates) to the same Policyowner during any calendar year are treated as one MEC for purposes of determining the amount includible in the gross income under Section 72(e) of the Code.

Possible Legislative Changes

The President's Budget Proposal has recommended legislation in 1998 that, if enacted, would adversely modify the federal taxation of certain insurance and annuity contracts. For example, one proposal would tax transfers among investment options and tax exchanges involving variable contracts. A second proposal would reduce the "investment in the contract" under cash value life insurance and certain annuity contracts, thereby increasing the amount of income for purposes of computing gain. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Policy could change by legislation or other means. Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change). You should consult a qualified tax adviser with respect to legislative developments and their effect on the Policy.

Taxation of American National

At the present time, American National makes no charge for any Federal, state or local taxes that it incurs that may be attributable to the Subaccounts or to the Policies. American National, however, reserves the right in the future to make additional charges for any such tax or other economic burden resulting from the application of the tax laws that it determines to be properly attributable to the Subaccounts or to the Policies. If any tax charges are made in the future, they will be accumulated daily and transferred from the applicable Subaccount to American National's General Account. Any investment earnings on tax charges accumulated in a Subaccount will be retained by American National.

SAFEKEEPING OF THE SEPARATE ACCOUNT'S ASSETS

American National holds the assets of the Separate Account. The assets are kept physically segregated and held separate and apart from the General Account assets, except for the Fixed Account and assets securing Policy loans. American National maintains records of all purchases and redemptions of shares of Eligible Portfolios by each of the Subaccounts.

VOTING RIGHTS

All of the assets held in the Subaccounts of the Separate Account will be invested in shares of the corresponding Eligible Portfolios. American National is the legal holder of those shares and as such has the right to vote to elect the Board of Directors of the Eligible Portfolio, to vote upon certain matters that are required by the 1940 Act to be approved or ratified by the shareholders of a mutual fund, and to vote upon any other matter that may be voted upon at a shareholders' meeting. To the extent required by law, American National will vote all shares of Eligible Portfolios held in the Separate Account at regular and special shareholder meetings in accordance with instructions received from Policyowners. The number of votes for which each Policyowner has the right to provide instructions will be determined as of the record date selected by the Board of Directors of the American National Fund, the Fidelity Funds, the MFS Fund, the T. Rowe Price Funds, the Van Eck Fund, the Federated Fund or the Lazard Fund, as the case may be. American National will furnish Policyowners with the proper forms, materials and reports to enable them to give it these instructions.

The number of shares of an Eligible Portfolio in a Subaccount for which instructions may be given by a Policyowner is determined by dividing the Accumulation Value held in that Subaccount by the net asset value of one share in the corresponding Eligible Portfolio. Fractional shares will be counted. Shares of an Eligible Portfolio held in each Subaccount for which no timely instructions from Policyowners are received and shares of an Eligible Portfolio held in each Subaccount which do not support Policyowner interests will be voted by American National in the same proportion as those shares in that Subaccount for which timely instructions are received. Voting instructions to abstain on any item to be voted will be applied on a pro rata basis to reduce the votes eligible to be cast. Should applicable federal securities laws or regulations permit, American National may elect to vote shares of the Eligible Portfolios in its own right.

Matters on which Policyowners may give voting instructions include the following: (1) election of the Board of Directors of the American National Fund, the Fidelity Funds, the T. Rowe Price Series, the MFS Variable Insurance Trust, the Van Eck Worldwide Insurance Trust, the Federated Insurance Series or the Lazard Retirement Series; (2) ratification of the independent accountant of the American National Fund, the Fidelity Funds, the T. Rowe Price Series, the MFS Variable Insurance Trust, the Van Eck Worldwide Insurance Trust, the Federated Insurance Series or the Lazard Retirement Series; (3) approval of the Investment Advisory Agreement for the Eligible Portfolio(s) corresponding to the Policyowner's selected Subaccount(s); (4) any change in the fundamental investment Policies of the Eligible Portfolio(s) corresponding to the Policyowner's selected Subaccount(s); and (5) any other matter requiring a vote of the shareholders of the American National Fund, the Fidelity Funds, the T. Rowe Price Series, the MFS Variable Insurance Trust, the Van Eck Worldwide Insurance Trust, the Federated Insurance Series or the Lazard Retirement Series under the 1940 Act.

Disregard of Voting Instruction. American National may, if required by state insurance officials, disregard voting instructions if those instructions would require shares to be voted to cause a change in the subclassification or investment objectives or policies of one or more of the Eligible Portfolios, or to approve or disapprove an investment adviser or principal underwriter for the Eligible Portfolios. In addition, American National itself may disregard voting instructions that would require changes in the investment objectives or policies of any Eligible Portfolio or in an investment adviser or principal underwriter for the Eligible Portfolios, if American National reasonably disapproves those changes in accordance with applicable federal regulations. If American National does disregard voting instructions, it will advise Policyowners of that action and its reasons for the action in the next annual report or proxy statement to Policyowners.

STATE REGULATIONS OF AMERICAN NATIONAL

American National, a stock life insurance company organized under the laws of Texas, is subject to regulation by the Texas Department of Insurance. On or before March 1 of each year an NAIC convention blank covering the operations and reporting on the financial condition of American National and the Separate Account as of December 31 of the preceding year must be filed with the Texas Department of Insurance.

Periodically, the Texas Department of Insurance examines the liabilities and reserves of American National and the Separate Account and certifies their adequacy. A full examination of American National's operations is also conducted periodically by the National Association of Insurance Commissioners.

In addition, American National is subject to the insurance laws and regulations of other states within which it is licensed or may become licensed to operate. The Policies offered by the Prospectus are available in the various states as approved. Generally, the Insurance Department of any other state applies the laws of the state of domicile in determining permissible investment. However, differences in state laws may require American

National to offer a Policy in one or more states which has suicide, incontestability, refund provisions and surrender charges which are more favorable to a Policyowner than provisions in a Policy offered in other states.

PREPARING FOR YEAR 2000

Like all financial services providers, American National utilizes systems and relies on service providers, including the Eligible Portfolios, that may be affected by Year 2000 transition issues. American National has developed, and is in the process of implementing, a Year 2000 transition plan, and is confirming that its service providers are also so engaged. The resources that are being devoted to this effort are substantial. It is difficult to predict with precision whether the amount of resources ultimately devoted, or the outcome of these efforts, will have any negative impact on American National. However, as of the date of this prospectus, it is not anticipated that Policyowners will experience negative effects on their Accumulation Value, or on the services provided in connection therewith, as a result of Year 2000 transition implementation. American National currently anticipates that its systems will be Year 2000 compliant on or about [January 1, 1999], but there can be no assurance that American National will be successful, or that interaction with other service providers will not impair American National's services at that time.

LEGAL MATTERS

All matters of Texas law pertaining to the Policy, including the validity of the Policy and American National's right to issue the Policy under Texas Insurance Law, have been passed upon by Greer, Herz and Adams, L.L.P., General Counsel.

LEGAL PROCEEDINGS

American National and its affiliates, like other life insurance companies, are involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, American National believes that at the present time there are not pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Separate Account or American National.

EXPERTS

The consolidated financial statements of American National Insurance Company and subsidiaries as of December 31, 1996 and December 31, 1995 and for the year then ended, included in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Actuarial matters included in the Prospectus have been examined by Rex D. Hemme, as stated in the opinion filed as an exhibit to the registration statement.

ADDITIONAL INFORMATION

A registration statement has been filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, with respect to the Policy offered hereby. This Prospectus does not contain all the information set forth in the registration statement and the amendments and exhibits to the registration statement, to all of which reference is made for further information concerning the Account, American National and the Policy offered hereby. Statements contained in this Prospectus as to the contents of the Policy and other legal instruments are summaries. For a complete statement of the terms thereof reference is made to such instruments as filed.

FINANCIAL STATEMENTS

The financial statements of American National should be considered only as bearing on the ability of American National to meet its obligations under the Policies. They should not be considered as bearing on the investment performance of the assets held in the Separate Account. No financial statements of the Separate Account have been included in this Prospectus because, as of the date of this Prospectus, the Subaccounts funding the Polices had no assets or liabilities.

MANAGEMENT OF AMERICAN NATIONAL INSURANCE COMPANY

NAME AND POSITION(S) WITH                  PRINCIPAL OCCUPATIONS LAST FIVE YEARS
AMERICAN NATIONAL INSURANCE COMPANY                     AND OTHER POSITIONS HELD
--------------------------------------------------------------------------------
ROBERT L. MOODY                        President, January 1996 to present,
Chairman of the Board, Director,       Chairman of the Board, April 1982 to
President and                          present, Chief Executive Officer,
Chief Executive Officer                July 1991 to present, and Director,
                                       March 1960 to present, American
                                       National. Director, September 1985 to
                                       present, ANREM Corporation. Director
                                       and President, 1982 to present, Moody
                                       Bancshares, Inc. Director and
                                       President, 1988 to present, Moody
                                       Bank Holding Company, Inc. President,
                                       1980 to 1993, Chairman of the Board,
                                       Director and Chief Executive Officer,
                                       1980 to present, The Moody National
                                       Bank of Galveston. Chairman of the
                                       Board and Director, 1971 to present,
                                       National Western Life Insurance
                                       Company. Trustee, 1955 to present,
                                       The Moody Foundation. Director, 1954
                                       to present, Gal-Tex Hotel
                                       Corporation. Chairman of the Board
                                       and Director of Transitional Learning
                                       Community at Galveston; Chairman of
                                       the Board and Director of The Moody
                                       Endowment.

G.R. FERDINANDTSEN                     Senior Executive Vice President and
Senior Executive Vice President        Chief Operating Officer, April 1997
and Chief Operating Officer            to present, Senior Executive Vice
                                       President and Chief Administrative
                                       Officer, April 1996 to April 1997. Senior
                                       Vice President, Health Insurance
                                       Operations, April 1993 to April 1996,
                                       Senior Vice President, Director of Group
                                       Insurance, July 1990 to April 1993,
                                       American National. Vice President, Health
                                       Insurance Operations, April 1993 to
                                       present, American National Life Insurance
                                       Company of Texas. Director, November 1992 to present, American National Property and Casualty Company. Director, November
                                       1992 to present, American National
                                       General Insurance Company. Director,
                                       April 1978 to present, McMarr Properties
                                       (formerly American Securities Company).
                                       Director, April 1992 to present,
                                       McCreless Foundation. Director, January
                                       1985 to present, United Land. Director,
                                       June 1993 until company was merged in
                                       December 1994, Commonwealth Life and
                                       Accident Insurance Company. Underwriter,
                                       March 1994 to present, American National
                                       Lloyds Insurance Company. Director, 1995 to present, Pacific P & C, Inc. Director,
                                       January 1996 to present, Standard Life
                                       and Accident Insurance Company.Senior
                                       Executive Vice President and Chief
                                       Operating Officer

IRWIN M. HERZ, JR.                      Director, 1984 to present, American
Director                                National. Partner, March 1980 to
                                        present, Greer, Herz & Adams, L.L.P.,
                                        General Counsel to American National.
                                        Trustee, April 1971 to present, Three
                                        R Trusts. Director, April 1983 until
                                        company was merged in December 1994,
                                        Commonwealth Life and Accident
                                        Insurance Company. Director, June
                                        1992 to present, Garden State Life
                                        Insurance Company. Director of
                                        American National Property and
                                        Casualty Company.

R. EUGENE LUCAS                         Director, April 1981 to present,
Director                                American National. President and
                                        Director, March 1971 to present, Gal-Tex
                                        Hotel Corporation. President and
                                        Director, March 1971 to present, Gal-
                                        Tenn Hotel Corporation. President and
                                        Director, May 1985 to present, Gal-Tex
                                        Management Company. President and
                                        Director, November 1995 to present, Gal-
                                        Tex Woodstock, Inc. Director, November
                                        1982 to present, Securities Management
                                        and Research, Inc. Director, September
                                        1982 to present, ANREM Corporation.
                                        Director, March 1985 to present, Colonel
                                        Museum, Inc.

HAROLD C. MacDONALD                     Director, April 1982 to present,
Director                                American National. Comptroller,
                                        December 1962 to present, The Moody
                                        Foundation. Director, November 1982
                                        to present, American National
                                        Property and Casualty Company.
                                        Director, November 1982 to present,
                                        American National General Insurance
                                        Company. Director, March 1981 to
                                        August 1996, Seal Fleet, Inc.
                                        Director, 1995 to present, Pacific
                                        Property and Casualty, Inc.

E. DOUGLAS McLEOD                       Director, April 1984 to present,
Director                                American National. Director, 1986 to
                                        present, ANREM Corporation.
                                        Director, October 1979 to present,
                                        National Western Life Insurance
                                        Company. Director, June 1984 to
                                        present, Independent County Mutual
                                        Fire Insurance Company of Texas.
                                        Attorney. Director of Development,
                                        May 1982 to present, The Moody
                                        Foundation. Owner of McLeod
                                        Properties. Past Member of State
                                        House of Representatives of the
                                        State of Texas. Chairman and
                                        Director, 1988 to present, Moody
                                        Gardens, Inc. Vice President and
                                        Director, 1985 to present, Colonel
                                        Museum, Inc. Director, 1983 to
                                        present, Center for Transportation
                                        and Commerce.

FRANCES ANNE MOODY                      Director, April 1987 to present,
Director                                American National. Executive
                                        Director, January 1998 to present,
                                        and Regional Grants Advisor,
                                        September 1996 to present, The Moody
                                        Foundation. Director, 1990 to
                                        present, National Western Life
                                        Insurance Company. Executive
                                        Director, 1991 to present, The Moody
                                        Endowment. Investments, Dallas, Texas.

RUSSELL S. MOODY                       Director, April 1986 to present,
Director                               American National. Director, 1988 to
                                       March 1996, National Western Life
                                       Insurance Company. Director, 1981 to
                                       present, Gal-Tex Hotel Corporation.
                                       Director, 1982 to 1996, Seal Fleet,
                                       Inc.

WILLIAM L. MOODY IV                    Director, March 1951 to present,
Director                               American National. Director, January
                                       1969 to March 1996, Advisory
                                       Director, March 1996 to present, The
                                       Moody National Bank of Galveston.
                                       President and Director, May 1959 to
                                       present, Moody Ranches, Inc.
                                       Director, November 1969 to present,
                                       American National Life Insurance
                                       Company of Texas. Board of Trustees,
                                       1970 to present, Rosenberg Library.
                                       Director, 1970 to present,
                                       University of Texas Medical Branch
                                       Development Board.

JOE MAX TAYLOR                         Director, April 1992 to present,
Director                               American National. Sheriff, 1980 to
                                       present, Galveston County, Texas.
                                       Director and President, 1988 to present, Moody Gardens, Inc. Director, 1985 to present, Transitional Learning Community at Galveston. President, 1981 to present, Galveston County Bail-Bond Board.
                                       Director, 1981 to present, Fifty Club
                                       Board of Galveston. Director, 1992 to
                                       present, Landry's Seafood Restaurants,
                                       Inc. Pre-Trial Release Board of Galveston
                                       County 1982 to present. Chairman, 1993 to present, Juvenile Crime Prevention-
                                       Intervention Task Force. President's
                                       Cabinet, 1994 to present, University of
                                       Texas Medical Branch.

R.A. FRUEND                            Executive Vice President, Director of
Executive Vice President               Ordinary Agencies, April 1989 to
                                       present, American National. Director
                                       and Vice President, April 1989 to
                                       present, American National Life
                                       Insurance Company of Texas.
                                       Director, November 1979 to present,
                                       American National Property and
                                       Casualty Insurance Company.
                                       Director, November 1981 to present,
                                       American National General Insurance
                                       Company. Director, November 1988 to
                                       present, Securities Management and
                                       Research, Inc. Director, 1995 to
                                       present, Pacific P & C, Inc.
                                       Director, November 1988 to present,
                                       American National Insurance Service
                                       Company. Director, December 1995 to
                                       present, ANPAC Lloyds Insurance
                                       Management, Inc. Director, December
                                       1995 to present, American National
                                       Lloyds Insurance Company.

 B.J. GARRISON                         Executive Vice President, Director of
 Executive Vice President              Home Service Division, April 1991 to
                                       present, American National. Director,
                                       February 1993 until company was
                                       merged in December 1994, Commonwealth
                                       Life and Accident Insurance Company.

M.W. McCROSKEY                         Executive Vice President-Investments,
Executive Vice President               1995 to present, and Senior Vice
                                       President-Real Estate and Mortgage
                                       Loans,  1986 to 1995, American
                                       National. Director, June 1977 to
                                       present, and President, October 1986
                                       to present, ANREM Corporation.
                                       Assistant Secretary, December 1986
                                       to present, American National Life
                                       Insurance Company of Texas. Vice
                                       President, May 1988 to present,
                                       Standard Life and Accident Insurance
                                       Company. President and Director,
                                       1995 to present, ANTAC, Inc.
                                       President, Chief Executive Officer
                                       and Director, 1994 to present,
                                       Securities Management and Research,
                                       Inc. President and Director, 1994 to
                                       present, American National Funds
                                       Group.  President and Director, 1994
                                       to present, SM&R Capital Funds, Inc.
                                       President and Director, 1994 to
                                       present, American National
                                       Investment Accounts, Inc. Vice
                                       President, 1995 to present, Pacific
                                       P & C, Inc. Vice President, May 1994
                                       to present, Garden State Life
                                       Insurance Company. Vice President,
                                       June 1994 to present, American
                                       National Property and Casualty
                                       Company. Vice President, June 1994
                                       to present, American National
                                       General Insurance Company.

J.E. POZZI                             Executive Vice President, Independent
Executive Vice President               Markets, April 1996 to present.
                                       Senior Vice President, Corporate Planning and Development, June 1992 to April 1996,
                                       American National. Vice President, April
                                       1993 to present, American National Life
                                       Insurance Company of Texas.

R.J. WELCH                             Executive Vice President and Chief
Executive Vice President               Actuary, April 1996 to present.
                                       Senior Vice President and Chief
                                       Actuary, April 1986 to April 1996,
                                       American National. Director,
                                       December 1987 to present, Standard
                                       Life and Accident Insurance Company.
                                       Director, November 1987 to present,
                                       American National Property and
                                       Casualty Company. Director, November
                                       1987 to present, American National
                                       General Insurance Company. Director,
                                       November 1986 to present, Actuary,
                                       April 1980 to present, and Senior
                                       Vice President, April 1990 to
                                       present, American National Life
                                       Insurance Company of Texas. Vice
                                       President, until company was merged
                                       in December 1994, Commonwealth Life
                                       and Accident Insurance Company.
                                       Chairman of the Board and Director,
                                       June 1992 to present, Garden State
                                       Life Insurance Company. Director,
                                       1995 to present, Pacific P & C, Inc.
                                       Director, December 1995 to present,
                                       American National Insurance Service
                                       Company.

C.H. ADDISON                           Senior Vice President, Systems Planning
Senior Vice President                  and Computing, April 1978 to present,
                                       American National. Director, November
                                       1981 to present, American National
                                       Property and Casualty Company. Director,
                                       November 1981 to present, American
                                       National General Insurance Company.
                                       Director, 1995 to present, Pacific P & C,
                                       Inc. Director, January 1996 to present,
                                       Standard Life and Accident Insurance
                                       Company.

A.L. AMATO                             Senior Vice President, Life Policy
Senior Vice President                  Administration, April 1994 to
                                       present, Vice President, Life Policy
                                       Administration, April 1984 to April
                                       1994, American National. Vice
                                       President, May 1984 to present,
                                       American National Life Insurance
                                       Company of Texas. Vice President,
                                       August 1992 to present, Director,
                                       August 1992 to December 1993, and
                                       Advisory Director, December 1993 to
                                       present, Garden State Life Insurance
                                       Company. Director, August 1992 until
                                       company was merged in December 1994,
                                       Commonwealth Life and Accident
                                       Insurance Company.

G.C. LANGLEY                           Senior Vice President, Human
Senior Vice President                  Resources, November 1995 to present.
                                       Vice President, Assistant Personnel
                                       Director, April 1983 to November
                                       1995. Assistant Vice President, Equal
                                       Employment Opportunity/Affirmative
                                       Action Program Coordinator, April
                                       1976 to April 1983, and Assistant
                                       Vice President, Personnel Placement
                                       Director, April 1969 to April 1976,
                                       American National.

G.L. NOELLE                            Senior Vice President, Health
Senior Vice President                  Operations, April 1996 to present,
                                       American National. Executive Vice
                                       President, February 1994 to April
                                       1996, Philadelphia American Life
                                       Insurance Company. Senior Vice
                                       President, October 1992 to January
                                       1994, Accel International.

S.E. PAVLICEK                          Senior Vice President and Controller,
Senior Vice President and              April 1996 to present, Vice President
Controller                             and Controller, 1994 to April 1996,
                                       and Assistant Vice President -
                                       Financial Reports, 1983 to 1994,
                                       American National.  Assistant
                                       Treasurer, 1995 to present, ANTAC,
                                       Inc. Controller, June 1992 to
                                       present, Garden State Life Insurance
                                       Company. Controller, August 1994 to
                                       present, American National Life
                                       Insurance Company of Texas.

J.R. THOMASON                          Senior Vice President, Credit
Senior Vice President                  Insurance Services, April 1987 to
                                       present, American National.


G.W. TOLMAN                            Senior Vice President, Corporate
Senior Vice President                  Affairs, April 1996 to present, and
                                       Vice President,  Corporate Affairs,
                                       April 1976 to April 1996, American
                                       National.

V.E. SOLER, JR.                        Vice President, Secretary and
Vice President, Secretary and          Treasurer, 1994 to present, and Vice
Treasurer                              President and Controller, March,
                                       1984 to 1994, American National.
                                       Treasurer, October 1984 to present,
                                       ANREM Corporation. Treasurer, April
                                       1984 to present, Controller, April
                                       1984 to August 1994, and Secretary,
                                       August 1994 to present, American
                                       National Life Insurance Company of
                                       Texas. Assistant Secretary, January
                                       1996 to present, Standard Life and
                                       Accident Insurance Company.
                                       Secretary, 1995 to present, ANTAC,
                                       Inc. Secretary and Treasurer, August
                                       1994 to present, Garden State Life
                                       Insurance Company. Assistant
                                       Secretary, August 1994 to present,
                                       American National Property and
                                       Casualty Company. Assistant
                                       Secretary, American National General
                                       Insurance Company.

                                       The principal business address of
                                       each person listed above is American
                                       National Insurance Company, One
                                       Moody Plaza, Galveston, Texas
                                       77550-7999.

                                   APPENDIX A
               Illustrations of Death Benefits and Policy Values

The tables in Appendix A illustrate the way in which a Policy operates. The tables show how the Accumulation Values, Surrender Values and Death Benefits of a Policy issued to an Insured of a given age and specified underwriting risk classification who pays the given premium would vary over time if the investment return on the assets held in each Eligible Portfolio of the Separate Account was a uniform, gross, after-tax annual rate of 0%, 6% or 12%. The tables on pages 68 through 71 illustrate a Policy issued to an age 45 male under a standard tobacco non-user underwriting risk classification. The Accumulation Values, Surrender Values and Death Benefits would be different from those shown if the gross annual investment rates of return averaged 0%, 6% and 12% over a period of years, but fluctuated above and below those averages for individual Policy Years, or if the Insured were assigned to a different underwriting risk classification, or if the Policyowner makes additional premium payments.

The amounts shown for the Death Benefits, Surrender Values and Accumulation Values take into account an estimated average daily charge for investment advisory and other expenses of the Eligible Portfolios at an annual rate of 0.90% of the net assets of the Separate Account. The illustrated gross annual investment rates of return of 0%, 6% and 12% were computed after deducting these amounts and correspond to approximate net annual rates of -0.90%, 5.10% and 11.10%.

In addition, the Death Benefits, Surrender Values and Accumulation Values take into account the (1) tax expense charge equal to an annual rate of 0.40% for the first ten Policy Years; (2) daily asset charge equal to an annual rate of 1.25% of Account Value attributable to the Separate Account; (3) any Surrender Charge which may be applicable in the first nine Contract Years.

The second column of the tables shows the accumulated value of the premiums paid at five percent. The following columns show the Death Benefits, Surrender Values and the Accumulation Values for uniform hypothetical rates of return shown in these tables. The tables on pages 68 and 70 are based on the current cost of insurance rates in addition to the charges mentioned above. These reflect the basis on which American National currently sells its policies. The maximum cost of insurance rates allowable under the Policy are based upon the 1980 Commissioner's Standard Ordinary Smoker and Non-smoker, Male and Female Mortality Tables. The Death Benefits, Surrender Values and Accumulation Values shown in the tables on pages 69 and 71 are based on the assumption that the maximum allowable cost of insurance rates are charged throughout the life of the Policy.

The hypothetical values shown in the tables do not reflect any tax charges attributable to the Separate Account, since American National is not currently making such charges. However, such charges may be made in the future, and in that event, the gross annual investment rate of return would have to exceed 0%, 6% or 12% by an amount sufficient to cover the tax charges in order to produce the Death Benefits and values demonstrated. (See "FEDERAL TAX MATTERS" on page 23.)

The tables illustrate the Policy values that would result based upon the hypothetical investment rates of return if premiums are paid as indicated, if all Net Premiums are allocated to the Separate Account, and if no Policy loans have been made. The tables are also based on the assumptions that the Specified Amount has not been changed, that no partial Surrenders have been made, and that no transfer charges have been incurred. Illustrated values would be different if the proposed Insured were female, a smoker, in substandard risk classification, or were another age, or if a higher or lower premium was illustrated.

Upon request, American National will provide a comparable illustration based upon the proposed Insured's age, sex and underwriting classification, the Specified Amount, and the Premium requested.

                      AMERICAN NATIONAL INSURANCE COMPANY
                                ONE MOODY PLAZA
                          GALVESTON, TEXAS 77550-7999

                            VARIABLE LIFE INSURANCE
                ILLUSTRATION OF DEATH BENEFITS AND POLICY VALUES
                        CURRENT CHARGES AND DEDUCTIONS *

                               Male Issue Age 65
                       Initial Premium at Issue = $10,000

                                                 VALUES ASSUMING A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF
                                  --------------------------------------------------------------------------------------------------

                                          0% (-0.90% NET)                    6% (5.10% NET)                12% (11.10% NET)
------------------------------------------------------------------------------------------------------------------------------------

  End of                Premiums
  Policy             Accumulated  Accumulation  Surrender   Death   Accumulation  Surrender   Death  Accumulation Surrender  Death
   Year                 at 5%       Value         Value     Benefit    Value        Value    Benefit     Value     Value    Benefit
         1                10,500     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         2                11,025     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         3                11,576     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         4                12,155     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         5                12,763     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         6                13,401     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         7                14,071     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         8                14,775     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         9                15,513     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        10                16,289     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        11                17,103     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        12                17,959     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        13                18,856     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        14                19,799     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        15                20,789     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        16                21,829     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        17                22,920     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        18                24,066     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        19                25,270     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        20                26,533     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        25                33,864     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        30                43,219     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx

*  (See "CHARGES AND DEDUCTIONS" on page 20)
** The Policy is lapsed.

The Death Benefit at age 100 and thereafter equals the Accumulation Value. The illustration assumes no Policy loan or partial withdrawal has been made.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN NOR A SUGGESTION THAT SUCH RESULTS WILL BE ACHIEVED. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY A POLICYOWNER, DIFFERENT RETURNS OF ELIGIBLE PORTFOLIOS, PREVAILING INTEREST RATES AND RATES OF INFLATION. NO REPRESENTATIONS CAN BE MADE BY AMERICAN NATIONAL THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME. ALTHOUGH THE ACTUAL RATES OF RETURN MAY AVERAGE 0%, 6% OR 12% OVER A PERIOD OF YEARS, IF THEY HAVE FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS THE ACCUMULATION VALUE, DEATH BENEFIT AND SURRENDER VALUE WOULD BE DIFFERENT FROM THOSE SHOWN ABOVE.

                      AMERICAN NATIONAL INSURANCE COMPANY
                                ONE MOODY PLAZA
                          GALVESTON, TEXAS 77550-7999

                            VARIABLE LIFE INSURANCE
                ILLUSTRATION OF DEATH BENEFITS AND POLICY VALUES
                       GUARANTEED CHARGES AND DEDUCTIONS*

                               Male Issue Age 65
                       Initial Premium at Issue = $10,000

                                                 VALUES ASSUMING A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF
                                  --------------------------------------------------------------------------------------------------

                                          0% (-0.90% NET)                    6% (5.10% NET)                12% (11.10% NET)
------------------------------------------------------------------------------------------------------------------------------------

  End of                Premiums
  Policy             Accumulated  Accumulation  Surrender   Death   Accumulation  Surrender   Death  Accumulation Surrender  Death
   Year                 at 5%       Value         Value     Benefit    Value        Value    Benefit     Value     Value    Benefit
         1                10,500     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         2                11,025     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         3                11,576     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         4                12,155     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         5                12,763     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         6                13,401     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         7                14,071     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         8                14,775     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         9                15,513     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        10                16,289     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        11                17,103     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        12                17,959     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        13                18,856     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        14                19,799     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        15                20,789     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        16                21,829     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        17                22,920     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        18                24,066     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        19                25,270     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        20                26,533     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        25                33,864     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        30                43,219     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx

*  (See "CHARGES AND DEDUCTIONS" on page 20)
** The Policy is lapsed.

The Death Benefit at age 100 and thereafter equals the Accumulation Value. The illustration assumes no Policy loan or partial withdrawal has been made.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN NOR A SUGGESTION THAT SUCH RESULTS WILL BE ACHIEVED. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY A POLICYOWNER, DIFFERENT RETURNS OF ELIGIBLE PORTFOLIOS, PREVAILING INTEREST RATES AND RATES OF INFLATION. NO REPRESENTATIONS CAN BE MADE BY AMERICAN NATIONAL THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME. ALTHOUGH THE ACTUAL RATES OF RETURN MAY AVERAGE 0%, 6% OR 12% OVER A PERIOD OF YEARS, IF THEY HAVE FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS THE ACCUMULATION VALUE, DEATH BENEFIT AND SURRENDER VALUE WOULD BE DIFFERENT FROM THOSE SHOWN ABOVE.

                      AMERICAN NATIONAL INSURANCE COMPANY
                                ONE MOODY PLAZA
                          GALVESTON, TEXAS 77550-7999

                            VARIABLE LIFE INSURANCE
                ILLUSTRATION OF DEATH BENEFITS AND POLICY VALUES
                        CURRENT CHARGES AND DEDUCTIONS *

                              Female Issue Age 65
                       Initial Premium at Issue = $10,000

                                                 VALUES ASSUMING A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF
                                  --------------------------------------------------------------------------------------------------

                                          0% (-0.90% NET)                    6% (5.10% NET)                12% (11.10% NET)
------------------------------------------------------------------------------------------------------------------------------------

  End of                Premiums
  Policy             Accumulated  Accumulation  Surrender   Death   Accumulation  Surrender   Death  Accumulation Surrender  Death
   Year                 at 5%       Value         Value     Benefit    Value        Value    Benefit     Value     Value    Benefit
         1                10,500     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         2                11,025     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         3                11,576     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         4                12,155     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         5                12,763     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         6                13,401     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         7                14,071     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         8                14,775     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         9                15,513     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        10                16,289     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        11                17,103     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        12                17,959     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        13                18,856     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        14                19,799     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        15                20,789     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        16                21,829     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        17                22,920     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        18                24,066     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        19                25,270     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        20                26,533     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        25                33,864     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        30                43,219     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx

* (See "CHARGES AND DEDUCTIONS" on page 20)
** The Policy is lapsed.

The Death Benefit at age 100 and thereafter equals the Accumulation Value. The illustration assumes no Policy loan or partial withdrawal has been made.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN NOR A SUGGESTION THAT SUCH RESULTS WILL BE ACHIEVED. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY A POLICYOWNER, DIFFERENT RETURNS OF ELIGIBLE PORTFOLIOS, PREVAILING INTEREST RATES AND RATES OF INFLATION. NO REPRESENTATIONS CAN BE MADE BY AMERICAN NATIONAL THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME. ALTHOUGH THE ACTUAL RATES OF RETURN MAY AVERAGE 0%, 6% OR 12% OVER A PERIOD OF YEARS, IF THEY HAVE FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS THE ACCUMULATION VALUE, DEATH BENEFIT AND SURRENDER VALUE WOULD BE DIFFERENT FROM THOSE SHOWN ABOVE.

                      AMERICAN NATIONAL INSURANCE COMPANY
                                ONE MOODY PLAZA
                          GALVESTON, TEXAS 77550-7999

                            VARIABLE LIFE INSURANCE
                ILLUSTRATION OF DEATH BENEFITS AND POLICY VALUES
                       GUARANTEED CHARGES AND DEDUCTIONS*

                              Female Issue Age 65
                       Initial Premium at Issue = $10,000

                                                 VALUES ASSUMING A HYPOTHETICAL GROSS ANNUAL INVESTMENT RETURN OF
                                  --------------------------------------------------------------------------------------------------

                                          0% (-0.90% NET)                    6% (5.10% NET)                12% (11.10% NET)
------------------------------------------------------------------------------------------------------------------------------------

  End of                Premiums
  Policy             Accumulated  Accumulation  Surrender   Death   Accumulation  Surrender   Death  Accumulation Surrender  Death
   Year                 at 5%       Value         Value     Benefit    Value        Value    Benefit     Value     Value    Benefit
         1                10,500     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         2                11,025     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         3                11,576     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         4                12,155     Xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         5                12,763     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         6                13,401     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         7                14,071     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         8                14,775     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
         9                15,513     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        10                16,289     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        11                17,103     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        12                17,959     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        13                18,856     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        14                19,799     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        15                20,789     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        16                21,829     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        17                22,920     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        18                24,066     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        19                25,270     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        20                26,533     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        25                33,864     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx
        30                43,219     xx,xxx      xx,xxx    xx,xxx      xx,xxx      xx,xxx    xx,xxx     xx,xxx    xx,xxx   xx,xxx

* (See "CHARGES AND DEDUCTIONS" on page 20)
** The Policy is lapsed.

The Death Benefit at age 100 and thereafter equals the Accumulation Value. The illustration assumes no Policy loan or partial withdrawal has been made.

THE HYPOTHETICAL INVESTMENT RATES OF RETURN SHOWN ABOVE ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RATES OF RETURN NOR A SUGGESTION THAT SUCH RESULTS WILL BE ACHIEVED. ACTUAL RATES OF RETURN MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY A POLICYOWNER, DIFFERENT RETURNS OF ELIGIBLE PORTFOLIOS, PREVAILING INTEREST RATES AND RATES OF INFLATION. NO REPRESENTATIONS CAN BE MADE BY AMERICAN NATIONAL THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER ANY PERIOD OF TIME. ALTHOUGH THE ACTUAL RATES OF RETURN MAY AVERAGE 0%, 6% OR 12% OVER A PERIOD OF YEARS, IF THEY HAVE FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS THE ACCUMULATION VALUE, DEATH BENEFIT AND SURRENDER VALUE WOULD BE DIFFERENT FROM THOSE SHOWN ABOVE.